Exhibit 99.01

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, D.C. 20429

FORM 10-KSB

ANNUAL REPORT UNDER SECTION 13 OF

THE SECURITIES EXCHANGE ACT OF 1934

FOR FISCAL YEAR ENDED DECEMBER 31, 2007

FDIC Certificate No. 57733

ALLIANCE BANK & TRUST COMPANY

(Exact Name of Registrant as specified in its charter)

NORTH CAROLINA

(State of Incorporation)

84-1653729

(I.R.S. Employer Identification No.)

292 West Main Avenue

Gastonia, North Carolina 28052

(Address of Principal Office)

(704) 865-1634

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(g) of the Act:

COMMON STOCK, $5.00 PAR VALUE

Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.  ☐

Check whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    YES  ☒    NO  ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B not contained in this form, and no disclosure will be contained, to the best of the Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act)

YES  ☐    NO  ☒

The Registrant’s revenues for the year ended December 31, 2007 were $10,113,833.

The aggregate market value of the voting stock held by non-affiliates of the Registrant at December 31, 2007 was approximately $23,609,839

The number of shares of the Registrant’s Common Stock outstanding on December 31, 2007 was 2,678,205.

Documents Incorporated by Reference:

1.	Proxy Statement for the 2008 Annual Meeting of Shareholders (Part III).

Transitional Small Business Format    Yes  ☐    No  ☒

FORM 10-KSB CROSS-REFERENCE INDEX

			FORM 10-KSB	PROXY STATEMENT
PART I
Item 1	–	Description of Business	X
Item 2	–	Description of Properties	X
Item 3	–	Legal Proceedings	X
Item 4	–	Submission of Matters to a Vote of Security Holders	NONE

PART II

Item 5	–	Market for Common Equity and Related Stockholder Matters & Small Business Issuer Purchases of Equity Securities	X
Item 6	–	Management’s Discussion & Analysis	X
Item 7	–	Financial Statements	X
Item 8	–	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	NONE
Item 8a (T)	–	Controls and Procedures	X
Item 8b	–	Other Information	NONE

PART III

Item 9	–	Directors, Executive Officers, Promoters, Control Persons and Corporate Governance; Compliance with Section 16(a) of the Exchange act Act	X	X
Item 10	–	Executive Compensation	X	X
Item 11	–	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	X	X
Item 12	–	Certain Relationships and Related Transactions, and Director Independence	X	X
Item 13	–	Exhibits	X
Item 14	–	Principal Accountant Fees and Services		X

PART I

ITEM 1.	DESCRIPTION OF BUSINESS

General

Alliance Bank & Trust Company (herein “Registrant” or “Bank”) was incorporated on September 7, 2004, as a North Carolina-chartered commercial bank. The Registrant opened for business on September 8, 2004 at 285 West Main Avenue, Gastonia, North Carolina. As of December 31, 2007, the registrant operated a commercial branch facility at 412 South Dekalb Street, Shelby, North Carolina and 916 East Garrison Boulevard, Gastonia, North Carolina and its administrative office at 292 West Main Avenue. The Registrant operates for the primary purpose of serving the banking needs of individuals and small to medium-sized businesses in its market area. The Registrant offers a range of banking services including checking and savings accounts, commercial, consumer and personal loans and other associated services.

Primary Market Area

The Registrant’s Primary Market Area (“PMA”) consists of Gaston and Cleveland Counties. The PMA has a population of over 294,000 with an average median household income of over $64,000.

At June 30, 2007, total deposits in the Registrant’s PMA exceeded $3.5 billion. In the fourth quarter 2006, the PMA reported moderate levels of unemployment (5.3% in Gaston County and 6.1% in Cleveland County) compared to state and national averages (4.9% and 4.8%, respectively). The leading economic components of Gaston and Cleveland Counties are manufacturing, services and retail trade. The largest employers in the Registrant’s PMA include Caromont Health, Gaston County Schools, American & Efird Inc., Wix Filtration Corp., Pharr Yarns, Sara Lee Corp., Cleveland Regional Medical Center, PPG Industries, Freightliner and Gardner-Webb University.

Competition

Commercial banking in North Carolina is extremely competitive with state laws long permitting statewide branching. In its market area, the Registrant will compete directly for deposits with other commercial banks, savings and loan associations, agencies issuing U. S. Government securities and all other organizations and institutions engaged in money market transactions. In its lending activities, the Registrant will compete with all other financial institutions as well as consumer finance companies, mortgage companies and other lenders that do business in its market area. The most recent current data for the Registrant’s PMA indicates that there are 87 offices of commercial banks and savings institutions (55 in Gaston County and 32 in Cleveland County).

Employees

The Registrant currently employs 35 full-time employees. None of the Registrant’s employees are covered by a collective bargaining agreement. The Registrant believes its relations with its employees to be good.

Regulation

The Registrant is extensively regulated under both federal and state law. Generally, these laws and regulations are intended to protect depositors and borrowers, not shareholders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of the Registrant.

State Law. The Registrant is subject to extensive supervision and regulation by the North Carolina Commissioner of Banks (the “Commissioner”). The Commissioner oversees state laws that set specific requirements for bank capital and regulate deposits in, and loans and investments by, banks, including the amounts, types, and in some cases, rates. The Commissioner supervises and performs periodic examinations of North Carolina-chartered banks to assure compliance with state banking statutes and regulations, and the Registrant is required to make regular reports to the Commissioner describing in detail the resources, assets, liabilities and financial condition of the Registrant. Among other things, the Commissioner regulates mergers and consolidations of state-chartered banks, the payment of dividends, loans to officers and directors, record keeping, types and amounts of loans and investments, and the establishment of branches.

Deposit Insurance. The banks’ deposits are insured up to applicable limits by the Deposit Insurance Fund, or DIF, of the FDIC. The DIF is the successor to the Bank Insurance Fund and the Savings Association Insurance Fund, which were merged in 2006. The banks’ deposits, therefore, are subject to FDIC deposit insurance assessment.

The FDIC recently amended its risk-based deposit assessment system for 2007 to implement authority granted by the Federal Deposit Insurance Reform Act of 2005, or the Reform Act. Under the revised system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned. Risk Category I, which contains the least risky depository institutions, is expected to include more than 90% of all institutions. Unlike the other categories, Risk Category I contains further risk differentiation based on the FDIC’s analysis of financial ratios, examination component ratings and other information. Assessment rates are determined by the FDIC and currently range from five to seven basis points for the healthiest institutions (Risk Category I) to 43 basis points of assessable deposits for the riskiest (Risk Category IV). The FDIC may adjust rates uniformly from one quarter to the next, except that no single adjustment can exceed three basis points.

The FDIC is authorized to set the reserve ratio for the DIF annually at between 1.15% and 1.5% of estimated insured deposits, in contrast to the statutorily fixed ratio of 1.25% under the old system. The ratio, which is viewed by the FDIC as the level that the funds should achieve, was established by the agency at 1.25% for 2007. The Reform Act also provided for the possibility that the FDIC may pay dividends to insured institutions once the DIF reserve ratio equals or exceeds 1.35% of estimated insured deposits. The Reform Act also provided for a one-time credit for eligible institutions based on their assessment base as of December 1996. Subject to certain limitations with respect to institutions that are exhibiting weaknesses, credits can be used to offset future assessments until exhausted.

Capital Requirements. The federal banking regulators have adopted certain risk-based capital guidelines to assist in the assessment of the capital adequacy of a banking organization’s operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit, and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans.

A banking organization’s risk-based capital ratios are obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which include off balance sheet items, against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. “Tier 1,” or core capital, includes common equity, qualifying noncumulative perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangibles, subject to certain exceptions. “Tier 2,” or supplementary capital, includes among other things, limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan and lease losses, subject to certain limitations and less required deductions. The inclusion of elements of Tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. Banks and bank holding companies subject to the risk-based capital guidelines are required to maintain a ratio of Tier 1 capital to risk-weighted assets of at least 4% and a ratio of total capital to risk-weighted assets of at least 8%. The appropriate regulatory authority may set higher capital requirements when particular circumstances warrant. As of December 31, 2007, the Registrant was classified as “Well-Capitalized” with Tier 1 and Total Risk—Based Capital of 21.21% and 22.39% respectively.

The federal banking agencies have adopted regulations specifying that they will include, in their evaluations of a bank’s capital adequacy, an assessment of a bank’s interest rate risk (“IRR”) exposure. The standards for measuring the adequacy and effectiveness of a banking organization’s IRR management include a measurement of board of director and senior management oversight, and a determination of whether a banking organization’s procedures for comprehensive risk management are appropriate for the circumstances of the specific banking organization.

Failure to meet applicable capital guidelines could subject a banking organization to a variety of enforcement actions, including limitations on its ability to pay dividends, the issuance by the applicable regulatory authority of a capital directive to increase capital and, in the case of depository institutions, the termination of deposit insurance by the FDIC, as well as the measures described under the “Federal Deposit Insurance Corporation Improvement Act of 1991” below, as applicable to undercapitalized institutions. In addition, future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Such a change could affect the ability of the Registrant to grow and could restrict the amount of profits, if any, available for the payment of dividends to the shareholders.

Federal Deposit Insurance Corporation Improvement Act of 1991. In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), which substantially revised the bank statutes. FDICIA provides for, among other things:

*	publicly available annual financial condition and management reports for certain financial institutions, including audits by independent accountants,

*	the establishment of uniform accounting standards by federal banking agencies,

*	the establishment of a “prompt corrective action” system of regulatory supervision and intervention, based on capitalization levels, with greater scrutiny and restrictions placed on depository institutions with lower levels of capital,

*	additional grounds for the appointment of a conservator or receiver, and

*	restrictions or prohibitions on accepting brokered deposits, except for institutions which significantly exceed minimum capital requirements.

FDICIA also provides for increased funding of the FDIC insurance funds and the implementation of risk-based premiums.

A central feature of FDICIA is the requirement that the federal banking agencies take “prompt corrective action” with respect to depository institutions that do not meet minimum capital requirements. Pursuant to FDICIA, the federal bank regulatory authorities have adopted regulations setting forth a five-tiered system for measuring the capital adequacy of the depository institutions that they supervise. Under these regulations, a depository institution is classified in one of the following capital categories: “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized.” An institution may be deemed by the regulators to be in a capitalization category that is lower than is indicated by its actual capital position if, among other things, it receives an unsatisfactory examination rating with respect to asset quality, management, earnings or liquidity.

FDICIA provides the federal banking agencies with significantly expanded powers to take enforcement action against institutions which fail to comply with capital or other standards. Such action may include the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator for the institution. FDICIA also limits the circumstances under which the FDIC is permitted to provide financial assistance to an insured institution before appointment of a conservator or receiver.

International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001. On October 26, 2001, the USA Patriot Act of 2001 was enacted. This act contains the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, which sets forth anti-money laundering measures affecting insured depository institutions, broker-dealers and other financial institutions. The Act requires U.S. financial institutions to adopt new policies and procedures to combat money laundering and grants the Secretary of the Treasury broad authority to establish regulations and to impose requirements and restrictions on the operations of financial institutions. The act has not had a material impact on our operations.

Miscellaneous. The dividends that may be paid by the Registrant are subject to legal limitations. In accordance with North Carolina banking law, dividends may not be paid unless the Registrant’s capital surplus is at least 50% of its paid-in capital.

Shareholders of banks may be compelled by the Commissioner pursuant to North Carolina law to invest additional capital in the event their bank’s capital shall have become impaired by losses or otherwise. Failure to pay such an assessment could result in a forced sale of a shareholder’s bank stock.

The earnings of the Registrant will be affected significantly by the policies of the Federal Reserve Board, which is responsible for regulating the United States money supply in order to mitigate recessionary and inflationary pressures. Among the techniques used to implement these objectives are open market transactions in United States government securities, changes in the rate paid by banks on bank borrowings, and changes in reserve requirements against bank deposits. These techniques are used in varying combinations to influence overall growth and distribution of bank loans, investments, and deposits, and their use may also affect interest rates charged on loans or paid for deposits.

The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Registrant.

The Registrant cannot predict what legislation might be enacted or what regulations might be adopted, or if enacted or adopted, the effect thereof on the Registrant’s operations.

Community Reinvestment Act. The Registrant is subject to the provisions of the Community Reinvestment Act of 1977, as amended (CRA). Under the terms of the CRA, the appropriate federal bank regulatory agency is required, in connection with the examination of a bank, to assess such bank’s record in meeting the credit needs of the community served by that bank, including low-and moderate-income neighborhoods. The regulatory agency’s assessment of the Registrant’s record is made available to the public. Such an assessment is required of any bank which has applied for any application for a domestic deposit-taking branch, relocation of a main office, branch or ATM, merger or consolidation with or acquisition of assets or assumption of liabilities of a federally insured depository institution.

Under CRA regulations, banks with assets of less than $250,000,000 that are independent or affiliated with a holding company with total banking assets of less than $1 billion, are subject to streamlined small bank performance standards and much less stringent data collection and reporting requirements than larger banks. The agencies emphasize that small banks are not exempt from CRA requirements. The streamlined performance method for small banks focuses on the bank’s loan-to-deposit ratio, adjusted for seasonal variations and as appropriate, other lending-related activities, such as loan originations for sale to secondary markets or community development lending or qualified investments; the percentage of loans and, as appropriate, other lending-related activities located in the Registrant’s assessment areas; the Registrant’s record of lending to and, as appropriate, other lending-related activities for borrowers of different income levels and businesses and farms of different sizes; the geographic distribution of the Registrant’s loans given its assessment areas, capacity to lend, local economic conditions, and lending opportunities; and the Registrant’s record of taking action, if warranted, in response to written complaints about its performance in meeting the credit needs of its assessment areas.

Regulatory agencies will assign a composite rating of “outstanding,” “satisfactory,” “needs to improve,” or “substantial noncompliance” to the institution using the foregoing ground rules. A bank’s performance need not fit each aspect of a particular rating profile in order for the bank to receive that rating; exceptionally strong performance with respect to some aspects may compensate for weak performance in others, and the bank’s overall performance must be consistent with safe and sound banking practices and generally with the appropriate rating profile. To earn an outstanding rating, the bank first must exceed some or all of the standards mentioned above. The agencies may assign a “needs to improve” or “substantial noncompliance” rating depending on the degree to which the bank has failed to meet the standards mentioned above.

The regulation further states that the agencies will take into consideration these CRA ratings when considering any application and that a bank’s record of performance may be the basis for denying or conditioning the approval of an application.

ITEM 2.	DESCRIPTION OF PROPERTIES

The following table sets forth the location of the Registrant’s banking offices or properties, as well as certain information relating to these properties to date.

Office Location	Year Opened	Approximate Square Footage	Owned or Leased
Administrative Office 292 W. Main Ave. Gastonia, NC 28052	2006	10,000	Own

Gastonia Office 916 E. Garrison Blvd. Gastonia, NC 28054	2004	2,400	Leased

Proposed Branch 2227 Union Rd. Gastonia, NC 28054	NA	NA	Own

Shelby Branch 412 S. Dekalb St. Shelby, NC 28150	2006	3,800	Own

Proposed Branch 312/314 East King St. Kings Mountain, NC 28086	N/A	N/A	Own

ITEM 3.	LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Registrant is a party, or of which any of its property is the subject other than routine litigation that is incidental to its business.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

Part II

ITEM 5.	MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

The Bank’s common stock is traded on the Over The Counter Bulletin Board under the symbol “ABTN.OB.” The Bank’s stock is considered thinly traded with low volume trades occurring infrequently.

Known stock trading prices:

	High	Low
2007
First quarter	$12.45	$9.00
Second quarter	11.50	9.75
Third quarter	10.50	8.65
Fourth quarter	10.50	9.50
2006
First quarter	$8.80	$8.80
Second quarter	8.80	8.80
Third quarter	8.80	8.80
Fourth quarter	8.80	8.80

As of December 31, 2007, there were 673 record holders of the Bank’s Common Stock.

As a state-chartered bank subject to North Carolina banking law, the Registrant may not pay cash dividends unless the Registrant’s capital surplus is at least 50% of its paid-in capital. Further, dividends may only be paid out of retained earnings. At December 31, 2007, the Registrant had retained earnings of $356,373.

See Item 11 of this report for disclosure regarding securities authorized for issuance under equity compensation plans.

ITEM 6.	MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion describes our results of operations for 2007 as compared to 2006, and 2006 as compared to 2005, and also analyzes our financial condition as of December 31, 2007 as compared to December 31, 2006. Like most community banks, we derive most of our income from interest we receive on our loans and investments. Our primary source of funds for making these loans and investments is our deposits, on which we pay interest. Consequently, one of the key measures of our success is our amount of net interest income, or the difference between the income on our interest-earning assets, such as loans and investments, and the expense on our interest-bearing liabilities, such as deposits. Another key measure is the spread between the yield we earn on these interest-earning assets and the rate we pay on our interest-bearing liabilities.

We have included a number of tables to assist in our description of these measures. For example, the “Average Balances” table shows the average balance in 2006 and 2007 of each category of our assets and liabilities, as well as the yield we earned or the rate we paid with respect to each category. A review of this table shows that our loans typically provide higher interest yields than do other types of interest earning assets, which is why we intend to channel a substantial percentage of our earning assets into our loan portfolio. We also track the sensitivity of our various categories of assets and liabilities to changes in interest rates, and we have included an “Interest Sensitivity Analysis” table to help explain this. Finally, we have included a number of tables that provide detail about our investment securities, our loans, and our deposits and other borrowings.

Naturally, there are risks inherent in all loans, so we maintain an allowance for loan losses to absorb probable losses on existing loans that may become uncollectible. We establish and maintain this allowance by charging a provision for loan losses against our operating earnings. In the “Provision and Allowance for Loan Loss” section, we have included a detailed discussion of this process, as well as several tables describing our allowance for loan losses and the allocation of this allowance among our various categories of loans.

In addition to earning interest on our loans and investments, we earn income through fees and other expenses we charge to our customers. We describe the various components of this noninterest income, as well as our noninterest expense, in the “Noninterest Income and Expense” section.

The following discussion and analysis also identifies significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements. We encourage you to read this discussion and analysis in conjunction with the financial statements and the related notes and the other statistical information also included in this report.

Selected Financial Data

The following selected financial data for the years ended December 31, 2007 and 2006 is derived from the financial statements and other data of Alliance Bank and Trust Company. The selected financial data should be read in conjunction with the financial statements of the Company, including the accompanying notes, included elsewhere herein.

	2007	2006
Income Statement Data:
Interest income	$9,865,882	$7,573,689
Interest expense	4,934,551	3,756,519

Net interest income	4,931,331	3,817,170
Provision for loan losses	572,898	501,391

Net interest income after provision for loan losses	4,358,433	3,315,779
Noninterest income	247,951	165,527
Noninterest expense	3,248,333	2,644,854

Income before income taxes	1,358,051	836,452
Income tax	528,788	334,705

Net Income	$829,263	$501,747

Balance Sheet Data:
Assets	$147,215,505	$112,144,164
Earning assets	141,856,910	106,823,970
Securities (1)	4,807,187	2,896,000
Loans (2)	119,523,426	91,492,985
Allowance for loan losses	1,370,235	1,190,460
Deposits	103,785,483	97,546,084
Shareholders’ equity	24,473,722	11,225,712

Per-Share Data:
Earnings per share - basic	$0.32	$0.37
Earnings per share - diluted	0.32	0.37
Book value (period end)	9.13	8.38

(1)

Marketable securities are all available for sale and recorded at their fair market value. Nonmarketable securities totaling $832,180 and $190,180 are included for 2007 and 2006, respectively. These securities are recorded at cost.

(2)	Loans are stated at gross amounts before allowance for loan losses.

Basis of Presentation

The following discussion should be read in conjunction with the preceding “Selected Financial Data” and the Bank’s Financial Statements and the Notes thereto and the other financial data included elsewhere in this Annual Report. The financial information provided in certain tables below has been rounded in order to simplify its presentation. However, the ratios and percentages provided below are calculated using the detailed financial information contained in the Financial Statements, the Notes thereto and the other financial data included elsewhere in this Annual Report.

General

Alliance Bank and Trust Company is headquartered in Gastonia, North Carolina. The principal business activity of the Bank is to provide banking services to domestic markets, principally in the Gastonia and Shelby, North Carolina metropolitan area. Our deposits are insured by the Federal Deposit Insurance Corporation.

In 2004, we completed an initial public offering of our common stock in which we sold a total of 1,065,030 shares of common stock at $11.00 per share. Proceeds of the offering were used to pay organizational costs and provide the initial capital for the Bank.

In January 2007, we completed a secondary offering of our common stock in which we sold a total of 1,339,100 shares of the Company’s common stock at an offering price of $9.85 per share. Gross proceeds from the offering were $13,190,135, less offering expenses of $928,111. Proceeds from the offering will be used to support the growth of the Bank.

Results of Operations

For the year ended December 31, 2007, compared with year ended December 31, 2006

Net interest income increased $1,114,161 or 29.19% in 2007 from $3,817,170 in 2006. The increase in net interest income was due primarily to an increase in average earning assets, which increased $30,374,671, or 33.42%, due to continued growth in the loan portfolio. The components of interest income were from loans, including fees of $9,042,477, federal funds sold of $365,880, and investment income of $137,304 and interest earning deposits of $320,221.

The Company’s net interest spread and net interest margin were 3.16% and 4.07%, respectively, in 2007 compared to 3.62% and 4.20%, respectively, in 2006. Yields on most earning assets decreased in 2007. Yields on average earning assets decreased from 8.33% in 2006 to 8.14% in 2007. Yields on average interest-bearing liabilities increased from 4.71% in 2006 to 4.98% in 2007.

The provision for loan losses was $572,898 in 2007 compared to $501,391 in 2006. The charges to the provision were primarily to maintain the allowance for loan losses at a level sufficient to cover possible future losses in the loan portfolio.

Noninterest income increased $82,424, or 49.79%, to $247,951 in 2007 from $165,527 in 2006. The largest component of noninterest income was from service charges on deposit accounts which increased $59,359 or 68.07%, to $146,561 for the year ended December 31, 2007, when compared to 2006 as a result of increased deposit account volume.

Noninterest expense increased $603,479, or 22.82%, to $3,248,333 in 2007 from $2,644,854 in 2006. The largest component of noninterest expense was salaries and employee benefits which increased $359,945, or 22.44%, to $1,964,081 for the year ended December 31, 2007. Other operating expenses increased $172,832, or 21.65%, to $971,249 for the year ended December 31, 2007.

Our net income was $829,263 in 2007 compared to a net income of $501,747 in 2006. The net income in 2007 is after the recognition of an income tax expense of $528,788, and the net income in 2006 is after the recognition of an income tax expense of $334,705. The income tax expense was based on an effective tax rate of 38.94% and 40.01% for 2007 and 2006, respectively.

For the year ended December 31, 2006, compared with year ended December 31, 2005

Net interest income increased $1,703,234 or 80.57% in 2006 from $2,113,936 in 2005. The increase in net interest income was due primarily to an increase in average earning assets, which increased $45,588,073, or 100.65%, due to continued growth in the loan portfolio. The components of interest income were from loans, including fees of $7,127,653, federal funds sold of $229,509, and investment income of $119,439.

The Company’s net interest spread and net interest margin were 3.62% and 4.20%, respectively, in 2006 compared to 3.79% and 4.67%, respectively, in 2005. Yields on most earning assets increased in 2006. Yields on average earning assets increased from 7.31% in 2005 to 8.33% in 2006. Yields on average interest-bearing liabilities increased from 3.52% in 2005 to 4.71% in 2006.

The provision for loan losses was $501,391 in 2006 compared to $554,075 in 2005. The charges to the provision were primarily to maintain the allowance for loan losses at a level sufficient to cover possible future losses in the loan portfolio.

Noninterest income increased $101,383, or 158.06%, to $165,527 in 2006 from $64,144 in 2005. The largest component of noninterest income was from service charges on deposit accounts which increased $45,435, or 108.78%, to $87,202 for the year ended December 31, 2006, when compared to 2005 as a result of increased deposit account volume.

Noninterest expense increased $672,078, or 34.07%, to $2,644,854 in 2006 from $1,972,776 in 2005. The largest component of noninterest expense was salaries and employee benefits which increased $482,297, or 42.99%, to $1,604,136 for the year ended December 31, 2006. Other operating expenses increased $177,789, or 28.65%, to $798,417 for the year ended December 31, 2006.

Our net income was $501,747 in 2006 compared to a net loss of $217,828 in 2005. The net income in 2006 is after the recognition of an income tax expense of $334,705, and the net loss in 2005 is after the recognition of an income tax benefit of $130,943. The income tax expense (benefit) was based on an effective tax rate of 40.01% and 37.54% for 2006 and 2005, respectively.

Net Interest Income

General. For an established financial institution, the largest component of net income is its net interest income, which is the difference between the income earned on assets and interest paid on deposits and borrowings used to support such assets. Net interest income is determined by the yields earned on our interest-earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest-earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities. This net interest income divided by average interest-earning assets represents our net interest margin.

Average Balances, Income and Expenses and Rates. The following tables set forth, for the period indicated, certain information related to our average balance sheet and our average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities and are then annualized. Average balances have been derived from the daily balances throughout the period indicated.

	For the year ended December 31, 2007			For the year ended December 31, 2006
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets:
Earning Assets:
Loans¹	$104,763,265	$9,042,477	8.63%	$81,659,908	$7,127,653	8.73%
Securities, taxable	2,605,535	119,837	4.60%	2,595,838	112,438	4.33%
Federal funds sold	7,359,221	365,880	4.97%	4,651,138	229,509	4.93%
Interest earning deposits	6,183,166	320,221	5.18%	1,807,386	97,088	5.37%
Nonmarketable equity securities	344,273	17,467	5.07%	166,520	7,001	4.20%

Total earning assets	121,255,460	9,865,882	8.14%	90,880,790	7,573,689	8.33%

Cash items	384,358			138,685
Premises and equipment	3,134,008			1,415,730
Other assets	3,401,083			2,499,476
Allowance for loan losses	(1,321,479)			(1,049,520)

Total assets	$126,853,430			$93,885,161

Liabilities:
Interest-Bearing Liabilities:
Interest-bearing transaction accounts	$3,491,382	$100,139	2.87%	$2,624,761	$66,766	2.54%
Savings and money market deposits	32,227,692	1,597,197	4.96%	20,787,668	1,013,624	4.88%
Time deposits	59,379,205	3,087,910	5.20%	55,182,250	2,629,949	4.77%
Federal Home Loan Bank advances	2,463,014	94,715	3.85%	—	—	—
Other borrowings	1,536,874	54,590	3.55%	1,093,526	46,180	4.22%

Total interest-bearing liabilities	99,098,167	4,934,551	4.98%	79,688,205	3,756,519	4.71%

Demand deposits	3,778,551			2,915,189
Accrued interest and other liabilities	505,094			381,931
Shareholders’ equity	23,471,618			10,899,836

Total liabilities and shareholders’ equity	$126,853,430			$93,885,161

Net interest spread			3.16%			3.62%

Net interest income		$4,931,331			$3,817,170

Net interest margin²			4.07%			4.20%

(1)

The effect of fees collected on loans totaling $272,576 increased the annualized yield on loans by 0.26% from 8.37%. The effect on the annualized yield on earning assets was an increase of 0.13% from 7.91%. The effect on net interest spread and net interest margin was an increase of 0.23% and 0.40% from 2.93% and 3.67%, respectively.

(2)	Interest income divided by average earning assets.

Net Interest Income - continued

Analysis of Changes in Net Interest Income. Net interest income can also be analyzed in terms of the impact of changing rates and changing volume. The following table reflects the extent to which changes in interest rates and changes in the volume of earning assets and interest-bearing liabilities have affected the Company’s interest income and interest expense during the periods indicated. Information on changes in each category attributable to (i) changes due to volume (change in volume multiplied by prior period rate), (ii) changes due to rates (changes in rates multiplied by prior period volume) and (iii) changes in rate/volume (change in rate multiplied by the change in volume) is provided as follows:

	2007 compared to 2006
	Due to increase (decrease) in
	Volume(1)	Rate(1)	Volume/Rate	Total
Interest income:
Loans	$2,016,567	$(79,306)	$(22,437)	$1,914,824
Securities, taxable (2)	8,105	9,140	620	17,865
Federal funds sold and other	358,219	613	672	359,504

Total interest income	2,382,891	(69,553)	(21,145)	2,292,193

Interest expense:
Interest-bearing deposits	779,111	244,463	51,333	1,074,907
Federal Home Loan Bank advances	—	—	94,715	94,715
Short-term borrowings	122,737	(5,362)	(14,250)	8,410

Total interest expense	901,848	239,101	37,083	1,178,032

Net interest income	$1,481,043	$169,548	$15,938	$1,114,161

	2006 compared to 2005
	Due to increase (decrease) in
	Volume(1)	Rate(1)	Volume/Rate	Total
Interest income:
Loans	$3,151,527	$412,454	$412,555	$3,976,536
Securities, taxable (2)	24,518	8,922	1,909	35,349
Federal funds sold and other	136,558	39,585	75,166	251,309

Total interest income	3,312,603	460,961	489,630	4,263,194

Interest expense:
Interest-bearing deposits	1,618,347	309,063	654,715	2,582,125
Short-term borrowings	(28,248)	10,446	(4,363)	(22,165)

Total interest expense	1,590,099	319,509	650,352	2,559,960

Net interest income	$1,722,504	$141,452	$(160,722)	$1,703,234

(1)	Volume/rate changes have been allocated to each category based on a consistent basis between rate and volume.
(2)	Securities include nonmarketable equity securities.

Interest Sensitivity. We monitor and manage the pricing and maturity of our assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on our net interest income. The principal monitoring technique employed by us is the measurement of our interest sensitivity “gap”, which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available for sale, replacing an asset or liability at maturity, or adjusting the interest rate during the life of an asset or liability. Managing the amount of assets and liabilities repricing in this same time interval helps to hedge the risk and minimize the impact on net interest income of rising or falling interest rates.

Net Interest Income - continued

The following table sets forth our interest rate sensitivity at December 31, 2007.

Interest Sensitivity Analysis

(Dollars in thousands)	Within Three Months	After Three Through Twelve Months	One Through Five Years	Greater Than Five Years	Total
Assets
Earning assets:
Loans	$93,622	$1,114	$21,470	$3,317	$119,523
Securities available for sale	—	—	—	3,975	3,975
Nonmarketable securities	832	—	—	—	832
Interest-bearing deposits in other banks	3,300	—	—	—	3,300
Federal funds sold	14,227	—	—	—	14,227

Total earning assets	$111,981	$1,114	$21,470	$7,292	$141,857

Liabilities
Interest-bearing liabilities:
Interest-bearing deposits:
Demand deposits	$3,309	$—	$—	$—	$3,309
Savings and money market deposits	36,061	—	—	—	36,061
Time deposits	24,750	34,004	2,349	—	61,103
Federal Home Loan Bank advances	—	—	13,000	—	13,000
Other borrowings	5,610	—	—	—	5,610

Total interest-bearing liabilities	$69,730	$34,004	$15,349	$—	$106,083

Period gap	$42,251	$(32,890)	$6,121	$7,292	$22,774

Cumulative gap	$42,251	$9,361	$15,482	$22,774

Ratio of cumulative gap to total earning assets	29.78%	6.60%	10.91%	16.05%

The above table reflects the balances of interest-earning assets and interest-bearing liabilities at the earlier of their repricing or maturity dates. Overnight federal funds are reflected at the earliest pricing interval due to the immediately available nature of the instruments. Debt securities are reflected at each instrument’s ultimate maturity date. Scheduled payment amounts of fixed rate amortizing loans are reflected at each scheduled payment date. Scheduled payment amounts of variable rate amortizing loans are reflected at each scheduled payment date until the loan may be repriced contractually; the unamortized balance is reflected at that point. Interest-bearing liabilities with no contractual maturity, such as savings deposits and interest-bearing transaction accounts, are reflected in the earliest repricing period due to contractual arrangements which give us the opportunity to vary the rates paid on those deposits within a thirty-day or shorter period. Fixed rate time deposits, principally certificates of deposit, are reflected at their contractual maturity date. Other borrowings, which consist of federal funds purchased and securities sold under agreements to repurchase, are reflected at their contractual maturity date. Federal Home Loan Bank advances are reflected at their contractual maturity dates.

We generally would benefit from increasing market rates of interest when we have an asset-sensitive gap position and generally would benefit from decreasing market rates of interest when we are liability-sensitive. We are cumulatively asset sensitive over all periods. However, our gap analysis is not a precise indicator of our interest sensitivity position. The analysis presents only a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. Net interest income may be impacted by other significant factors in a given interest rate environment, including changes in the volume and mix of earning assets and interest-bearing liabilities.

Provision and Allowance for Loan Losses

General. We have developed policies and procedures for evaluating the overall quality of our credit portfolio and the timely identification of potential problem credits. On a quarterly basis, our Board of Directors reviews and approves the appropriate level for our allowance for loan losses based upon management’s recommendations, the results of the internal monitoring and reporting system, and an analysis of economic conditions in our market.

Additions to the allowance for loan losses, which are expensed as the provision for loan losses on our income statement, are made periodically to maintain the allowance at an appropriate level based on management’s analysis of the risk inherent in the loan portfolio. Loan losses and recoveries are charged or credited directly to the allowance. The amount of the provision is a function of the level of loans outstanding, the level of nonperforming loans, the amount of loan losses actually charged against the reserve during a given period, and current and anticipated economic conditions.

Our allowance for loan losses is based upon judgments and assumptions about risk elements in the portfolio, future economic conditions, and other factors affecting borrowers. The process includes identification and analysis of loss potential in various portfolio segments utilizing a credit risk grading process and specific reviews and evaluations of significant problem credits. In addition, management monitors the overall portfolio quality through observable trends in delinquencies, charge-offs, and general and economic conditions in the service area. The adequacy of the allowance for loan losses and the effectiveness of our monitoring and analysis system are also reviewed periodically by the banking regulators.

Based on present information and an ongoing evaluation, we consider the allowance for loan losses to be adequate to meet presently known and inherent risks in the loan portfolio. Our judgment about the adequacy of the allowance is based upon a number of assumptions about future events which we believe to be reasonable but which may or may not be accurate. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses in 2008 or that additional increases in the allowance for loan losses will not be required. We do not allocate the allowance for loan losses to specific categories of loans but evaluate the adequacy on an overall portfolio basis utilizing a risk grading system.

The following table sets forth certain information with respect to our allowance for loan losses and the composition of charge-offs and recoveries for the years ended December 31, 2007 and 2006.

Allowance for Loan Losses

	2007	2006
Total loans outstanding at end of period	$119,523,426	$91,492,985

Average loans outstanding	$104,763,265	$81,659,908

Balance of allowance for loan losses at beginning of period	$1,190,460	$751,605
Net loan losses	(393,123)	(62,536)
Provision for loan losses	572,898	501,391

Balance of allowance for loan losses at end of year	$1,370,235	$1,190,460

Allowance for loan losses to period end loans	1.15%	1.30%

Nonperforming Assets

Nonperforming Assets. As of December 31, 2007 and 2006, there were $1,416,692 and $1,074,439, respectively in nonperforming loans.

Our policy with respect to nonperforming assets is as follows. Accrual of interest will be discontinued on a loan when we believe, after considering economic and business conditions and collection efforts that the borrower’s financial condition is such that the collection of interest is doubtful. A delinquent loan will generally be placed in nonaccrual status when it becomes 90 days or more past due. When a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid will be reversed and deducted from current earnings as a reduction of reported interest income. No additional interest will be accrued on the loan balance until the collection of both principal and interest becomes reasonably certain. When a problem loan is finally resolved, there may ultimately be an actual writedown or charge-off of the principal balance of the loan which would necessitate additional charges to earnings.

Potential Problem Loans. At December 31, 2007, through our internal review mechanisms, we had identified $2,020,720 of criticized loans and $1,473,793 of classified loans. The results of this internal review process are considered in determining our assessment of the adequacy of the allowance for loan losses.

Our criticized loans decreased from $2,206,479 at December 31, 2006 to $2,020,720 at December 31, 2007. Total classified loans increased from $99,637 at December 31, 2006 to $1,473,793 at December 31, 2007.

Noninterest Income and Expense

Noninterest Income. The largest component of noninterest income was service charges on deposit accounts.

The following table sets forth the principal components of noninterest income for the years ended December 31, 2007 and 2006.

	2007	2006
Service charges on deposit accounts	$146,561	$87,202
Other income	101,390	78,325

Total noninterest income	$247,951	$165,527

Noninterest Expense. Salaries and employee benefits comprised the largest component of noninterest expense which totaled $1,964,081 for the year ended December 31, 2007 as compared to $1,604,136 for the year ended December 31, 2006. Other operating expenses totaled $971,249 for the year ended December 31, 2007 as compared to $798,417 for the year ended December 31, 2006.

The following table sets forth the primary components of noninterest expense for the years ended December 31, 2007 and 2006.

	2007	2006
Salaries and employee benefits	$1,964,081	$1,604,136
Net occupancy expense	163,009	135,918
Insurance	72,684	14,995
Advertising and marketing expense	34,007	38,068
Office supplies, stationery and printing	53,350	43,220
Data processing	97,447	116,004
Professional fees	158,102	204,180
Furniture and equipment expense	149,994	106,383
Telephone	49,413	37,015
Postage	38,031	32,145
Other	468,215	312,790

Total noninterest expense	$3,248,333	$2,644,854

Balance Sheet Review

General. At December 31, 2007, we had total assets of $147,215,505, consisting principally of $118,153,191 in net loans, $4,807,187 in investments, $14,226,695 in federal funds sold, $3,715,291 in net premises, furniture and equipment, and $4,233,921 in cash and due from banks verses at December 31, 2006 when the Bank had total assets of $112,144,164, an increase of 31.21%. Total assets in 2006 consisted principally of $90,302,525 in net loans, $2,896,000 in investments, $10,898,635 in federal funds sold, $2,529,820 in net premises, furniture and equipment and $3,565,898 in cash and due from banks.

At December 31, 2007, the Bank had liabilities totaling $122,741,783, consisting principally of $103,785,483 in deposits, $5,610,411 in federal funds purchased and securities sold under agreements to repurchase, and $13,000,000 in advances from Federal Home Loan Bank. An increase of 21.6% over the total liabilities at December 31, 2006 which totaled $100,918,452. Those liabilities were made up of $97,546,084 in deposits and $2,961,024 in federal funds purchased and securities sold under agreements to repurchase.

At December 31, 2007 shareholders’ equity equaled $24,473,722, an increase of 118% over the 2006 year ending equity balance of $11,225,712. This increase is due to a secondary offering of our common stock we completed in January 2007 in which we sold a total of 1,339,100 shares of the Company’s common stock at an offering price of $9.85 per share. Gross proceeds from the offering were $13,190,135, less offering expenses of $928,111. Proceeds from the offering are being used to support the growth of the Bank.

Loans. Loans are the largest category of earning assets and typically provide higher yields than the other types of earning assets. Associated with the higher loan yields are the inherent credit and liquidity risks which we attempt to control and counterbalance. Loans averaged $104,763,265 in 2007 as compared to $81,659,908 in 2006. At December 31, 2007 total loans were $119,523,426 or 30.64% higher than the December 31, 2006 balance of $91,492,985.

The following table sets forth the composition of the loan portfolio by category at December 31, 2006 and 2005 and highlights our general emphasis on real-estate lending.

Composition of Loan Portfolio

(Dollars in thousands)	2007		2006
	Amount	Percent of Total	Amount	Percent of Total
Commercial and industrial	$16,242	13.59%	$12,725	13.91%
Real Estate:
Mortgage	75,749	63.38%	58,094	63.50%
Construction	26,405	22.09%	19,701	21.53%
Consumer	1,127	0.94%	973	1.06%

Total Loans	$119,523	100.00%	$91,493	100.00%

Allowance for Loan Losses	(1,370)		(1,190)

Net Loans	$118,153		$90,303

The largest component of loans in our loan portfolio is real estate mortgage loans. At December 31, 2007, real estate mortgage loans totaled $75,749,000 and represented 63.38% of the total loan portfolio. At December 31, 2006, real estate mortgage loans totaled $58,094,000 and represented 63.50% of the total loan portfolio.

In the context of this discussion, a “real estate mortgage loan” is defined as any loan, other than a loan for construction purposes, secured by real estate, regardless of the purpose of the loan. It is common practice for financial institutions in the Bank’s market area to obtain a security interest in real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan portfolio component.

Residential 1 to 4 family real estate loans totaled $39,254,000 at December 31, 2007 and $39,021,000 at December 31, 2006. Residential 1 to 4 family real estate loans consist of first and second mortgages on single or multi-family residential dwellings. Nonresidential real estate loans, which include commercial loans and other loans secured by multi-

Balance Sheet Review – continued

family properties and farmland, totaled $62,900,000 at December 31, 2007 and $38,774,000 at December 31, 2006. The demand for residential and commercial real estate loans in the market remains strong due to the low interest rate environment.

Our loan portfolio also includes consumer loans. At December 31, 2007 and 2006, consumer loans totaled $1,127,000 and $973,000 and represented 0.94% and 1.06% of the total loan portfolio, respectively.

Our loan portfolio reflects the diversity of our market. Our home office is located in Gastonia, North Carolina and we have a branch in Shelby, North Carolina. We expect the area to remain stable with continued growth in the near future. The diversity of the economy creates opportunities for all types of lending. We do not engage in foreign lending.

The repayment of loans in the loan portfolio as they mature is also a source of liquidity for us. The following table sets forth our loans maturing within specified intervals at December 31, 2007.

Loan Maturity Schedule and Sensitivity to Changes in Interest Rates

December 31, 2007 (Dollars in thousands)	One Year or Less	Over One Year Through Five Years	Over Five Years	Total
Commercial and industrial	$12,664	$1,510	$2,068	$16,242
Real estate	81,524	19,425	1,205	102,154
Consumer and other	548	535	44	1,127

	$94,736	$21,470	$3,317	$119,523

Loans maturing after one year with:
Fixed interest rates				$24,277
Floating interest rates				510

				$24,787

The information presented in the above table is based on the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval as well as modification of terms upon their maturity. Consequently, we believe this treatment presents fairly the maturity and repricing structure of the loan portfolio shown in the above table.

Investment Securities. The investment securities portfolio is also a component of our total earning assets and includes securities available for sale and nonmarketable equity securities. Total securities available for sale averaged $2,605,535 in 2007 as compared to $2,595,838 in 2006. Total nonmarketable equity securities averaged $344,273 in 2007 as compared to $166,520 in 2006. At December 31, 2007, the total securities portfolio was $4,807,187 as compared to $2,896,000 at December 31, 2006.

The following table sets forth the scheduled maturities and average yields of securities available for sale at December 31, 2007. The table excludes mortgage-backed and nonmarketable equity securities.

Investment Securities Maturity Distribution and Yields

	After Five but Within Ten Years		Over Ten Years
	Amount	Yield	Amount	Yield
Mortgage-backed securities	$233,945	4.39%	3,741,062	5.56%

Other attributes of the securities portfolio, including yields and maturities, are discussed above in “–Net Interest Income–Interest Sensitivity.”

Balance Sheet Review – continued

Short-Term Investments. Short-term investments, which consist primarily of federal funds sold, averaged $7,359,221 in 2007 and $4,651,138 in 2006. At December 31, 2007 and 2006, short-term investments totaled $14,226,695 and $10,898,635, respectively. These funds are an important source of our liquidity. Federal funds are generally invested in an earning capacity on an overnight basis.

Deposits. Average total deposits totaled $98,876,830 during 2007 as compared to $81,509,868 during 2006. At December 31, 2007, total deposits were $103,785,483 as compared to $97,546,084 at December 31, 2006. Average interest-bearing liabilities totaled $99,098,167 in 2007 as compared to $79,688,205 in 2006.

The following table sets forth our deposits by category as of December 31, 2007 and 2006.

Deposits

	2007		2006
	Amount	Percent of Deposits	Amount	Percent of Deposits
Noninterest-bearing demand deposits	$3,312,975	3.19%	$3,402,536	3.49%
NOW interest bearing accounts	3,308,771	3.18	3,097,771	3.18
Savings and money market accounts	36,060,632	34.75	30,587,706	31.36
Time deposits less than $100,000	13,210,156	12.73	14,295,158	14.65
Time deposits $100,000 or over	47,892,949	46.15	46,162,913	47.32

Total deposits	$103,785,483	100%	$97,546,084	100%

Core deposits, which exclude certificates of deposit of $100,000 or more, provide a relatively stable funding source for our loan portfolio and other earning assets. Our core deposits were $55,892,534 at December 31, 2007.

Deposits, and particularly core deposits, have been a primary source of funding and have enabled us to meet successfully both our short-term and long-term liquidity needs. We anticipate that such deposits will continue to be our primary source of funding in the future. Our loan-to-deposit ratio was 115.16% and 93.79% at December 31, 2007 and 2006, respectively. The maturity distribution of our time deposits over $100,000 at December 31, 2007, is set forth in the following table:

Maturities of Certificates of Deposit of $100,000 or More

(Dollars in thousands)	Within Three Months	After Three Through Six Months	After Six Through Twelve Months	After Twelve Months	Total
Certificates of deposit of $100 or more	$18,847	$11,003	$16,557	$1,486	$47,893

Time deposits over $100,000 in the amount of $18,847,000 had scheduled maturities within three months, and approximately $46,407,000, or 96.90%, had maturities within twelve months. Large certificate of deposit customers tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding for liquidity planning purposes than core deposits.

Federal Home Loan Bank Advances. Total advances from the Federal Home Loan Bank were $13,000,000 at December 31, 2007, compared to none at December 31, 2006. The average of Federal Home Loan Bank Advances was $2,463,014 in 2007. Advances from the Federal Home Loan Bank serve as a secondary funding source. Advances from the Federal Home Loan Bank mature at different periods as discussed in the notes to the financial statements and are secured by the Bank’s investment in Federal Home Loan Bank stock and real estate loan portfolio.

Balance Sheet Review – continued

Other Borrowings. Other borrowings, which consist of federal funds purchased and securities sold under agreement to repurchase, averaged $1,536,874 in 2007 as compared to $1,093,526 in 2006 and totaled $5,610,411 at December 31, 2007 and $2,961,024 at December 31, 2006. The maximum amount at any month end was $7,586,991 and had a weighted average interest rate during the year of 5.33%. The repurchase agreements are collateralized by investment securities.

Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital of the Bank consists of common shareholders’ equity, excluding the unrealized gain or loss on securities available-for-sale, minus certain intangible assets. The Bank’s Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital. The regulatory minimum requirements are 4% for Tier 1 capital and 8% for total risk-based capital.

The Bank is also required to maintain capital at a minimum level based on quarterly average assets, which is known as the leverage ratio. Only the strongest banks are allowed to maintain capital at the minimum requirement of 3%. All others are subject to maintaining ratios 1% to 2% above the minimum.

The Bank exceeded the regulatory capital requirements at December 31, 2007 and 2006 as set forth in the following table.

Analysis of Capital and Capital Ratios

December 31,	2007	2006
(Dollars in thousands)
Tier 1 capital	$24,460	$11,240
Tier 2 capital	1,362	1,076

Total qualifying capital	$25,822	$12,316

Risk-adjusted total assets (including off-balance-sheet exposures)	$115,323	$89,285

Tier 1 risk-based capital ratio	21.21%	12.59%
Total risk-based capital ratio	22.39%	13.79%
Tier 1 leverage ratio	17.28%	10.16%

Off-Balance Sheet Risk

Through our operations, we have made contractual commitments to extend credit in the ordinary course of our business activities. These commitments are legally binding agreements to lend money to our customers at predetermined interest rates for a specified period of time. At December 31, 2007, we had issued commitments to extend credit of $13,963,000 through various types of commercial lending arrangements. All of these commitments to extend credit had variable rates. The Company also had standby letters of credit which totaled $80,000.

Off-Balance Sheet Risk – continued

The following table sets forth the length of time until maturity for unused commitments to extend credit at December 31, 2007.

(Dollars in thousands)	Within One Month	After One Through Three Months	After Three Through Twelve Months	Within One Year	Greater Than One Year	Total
Unused commitments to extend credit	$590	$575	$8,880	$10,045	$3,918	$13,963

We evaluate each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by us upon extension of credit, is based on our credit evaluation of the borrower. Collateral varies but may include accounts receivable, inventory, property, plant and equipment, commercial and residential real estate.

Critical Accounting Policies

We have adopted various accounting policies which govern the application of accounting principles generally accepted in the United States in the preparation of our financial statements. Our significant accounting policies are described in the footnotes to the consolidated financial statements at December 31, 2007 as filed with our annual report on Form 10-KSB. Certain accounting policies involve significant judgments and assumptions which have a material impact on the carrying value of certain assets and liabilities. These accounting policies are considered to be critical accounting policies. The judgments and assumptions used are based on historical experience and other factors, which are believed to be reasonable under the circumstances. Because of the nature of the judgments and assumptions, actual results could differ from these judgments and estimates which could have a material impact on the carrying values of assets and liabilities and results of operations.

We believe the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of the consolidated financial statements. Refer to the portion of this discussion that addresses the allowance for loan losses for a description of our processes and methodology for determining our allowance for loan losses.

Liquidity Management and Capital Resources

Liquidity management involves monitoring our sources and uses of funds in order to meet our day-to-day cash flow requirements while maximizing profits. Liquidity represents the ability of us to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Without proper liquidity management, we would not be able to perform the primary function of a financial intermediary and would, therefore, not be able to meet the needs of the communities we serve.

Liquidity management is made more complex because different balance sheet components are subject to varying degrees of management control. For example, the timing of maturities of the investment portfolio is very predictable and subject to a high degree of control at the time investment decisions are made. However, net deposit inflows and outflows are far less predictable and are not subject to nearly the same degree of control. We also have the ability to obtain funds from various financial institutions should the need arise.

Impact of Inflation

Unlike most industrial companies, the assets and liabilities of financial institutions such as the Bank are primarily monetary in nature. Therefore, interest rates have a more significant effect on the Bank’s performance than do the effects of changes in the general rate of inflation and change in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. As discussed previously, management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

Forward-Looking Information

Statements contained in this report, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but not limited to, factors discussed

Forward-Looking Information – continued

in documents filed by the Bank with the Federal Deposit Insurance Corporation from time to time. Such forward-looking statements may be identified by the use of such words as “believe”, “expect”, “anticipate”, “should”, “might”, “planned”, “estimated”, and “potential”. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Bank that are subject to various factors which could cause actual results to differ materially form these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Bank’s operations, pricing, products and services.

ITEM 7.	FINANCIAL STATEMENTS

ALLIANCE BANK AND TRUST COMPANY

Financial Statements

Years ended December 31, 2007 and 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Alliance Bank & Trust Company

Gastonia, North Carolina

We have audited the accompanying balance sheets of Alliance Bank & Trust Company (the Company) as of December 31, 2007 and 2006, and the related statements of operations, changes in shareholders’ equity and comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alliance Bank & Trust Company, as of December 31, 2007 and 2006 and the related statements of operations, changes in shareholders’ equity and comprehensive income, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to examine management’s assertion about the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007 included in the accompanying Management’s Report on Internal Control over Financial Reporting and, accordingly, we do not express an opinion thereon.

/s/ Elliott Davis, PLLC

Elliott Davis, PLLC

Columbia, South Carolina

March 24, 2008

ALLIANCE BANK & TRUST COMPANY

Balance Sheets

	December 31,
	2007	2006
Assets:
Cash and cash equivalents:
Cash and due from banks	$4,233,921	$3,565,898
Federal funds sold	14,226,695	10,898,635

Total cash and cash equivalents	18,460,616	14,464,533
Investments:
Securities available for sale	3,975,007	2,705,820
Nonmarketable equity securities	832,180	190,180

Total investments	4,807,187	2,896,000

Loans receivable	119,523,426	91,492,985
Less allowance for loan losses	(1,370,235)	(1,190,460)

Loans, net	118,153,191	90,302,525
Premises, furniture and equipment, net	3,715,291	2,529,820
Accrued interest receivable	724,562	572,299
Other real estate owned	820,845	828,490
Other assets	533,813	550,497

Total assets	$147,215,505	$112,144,164

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$3,312,975	$3,402,536
Interest-bearing transaction accounts	3,308,771	3,097,771
Savings and money market	36,060,632	30,587,706
Time deposits $100,000 and over	47,892,949	46,162,913
Other time deposits	13,210,156	14,295,158

Total deposits	103,785,483	97,546,084

Federal funds purchased and securities sold under agreements to repurchase	5,610,411	2,961,024
Advances from the Federal Home Loan Bank	13,000,000	—
Accrued interest payable	80,775	97,343
Other liabilities	265,114	314,001

Total liabilities	122,741,783	100,918,452

Commitments and contingencies (Notes 10, 12 and 18)

Shareholders’ equity:
Preferred stock, $5.00 par value, 1,000,000 shares authorized, none issued	—	—
Common stock, $5.00 par value, 10,000,000 shares authorized; and 2,678,205 and 1,339,105 shares issued and outstanding at December 31, 2007 and 2006, respectively	13,391,025	6,695,425
Capital surplus	10,712,540	5,017,865
Retained earnings (deficit)	356,373	(472,890)
Accumulated other comprehensive income (loss)	13,784	(14,688)

Total shareholders’ equity	24,473,722	11,225,712

Total liabilities and shareholders’ equity	$147,215,505	$112,144,164

The accompanying notes are an integral part of the financial statements

ALLIANCE BANK & TRUST COMPANY

Statements of Operations

For the years ended December 31, 2007 and 2006

	2007	2006
Interest income:
Loans, including fees	$9,042,477	$7,127,653
Securities available-for-sale, taxable and nonmarketable equity securities	137,304	119,439
Federal funds sold	365,880	229,509
Money Market deposit	320,221	97,088

Total interest income	9,865,882	7,573,689

Interest expense:
Time deposits $100,000 and over	2,378,670	1,912,780
Other deposits	2,406,576	1,797,559
Federal Home Loan Bank advances	94,715	—
Other borrowings	54,590	46,180

Total interest expense	4,934,551	3,756,519

Net interest income	4,931,331	3,817,170
Provision for loan losses	572,898	501,391

Net interest income after provision for loan losses	4,358,433	3,315,779

Noninterest income:
Service charges on deposit accounts	146,561	87,202
Other	101,390	78,325

Total noninterest income	247,951	165,527

Noninterest expenses:
Salaries and employee benefits	1,964,081	1,604,136
Net occupancy	163,009	135,918
Furniture and equipment	149,994	106,383
Other operating	971,249	798,417

Total noninterest expense	3,248,333	2,644,854

Income before income taxes	1,358,051	836,452

Income tax expense	528,788	334,705

Net income	$829,263	$501,747

Earnings per common share
Basic	$0.32	$0.37

Diluted	$0.32	$0.37

Average shares outstanding
Basic	2,564,472	1,339,105

Diluted	2,564,472	1,339,105

The accompanying notes are an integral part of the financial statements

ALLIANCE BANK & TRUST COMPANY

Statements of Changes in Shareholders’ Equity and Comprehensive Income

For the years ended December 31, 2007 and 2006

	Common Stock		Capital Surplus	Retained Earnings (Deficit)	Accumulated Other Compre- hensive Income (Loss)	Total
	Shares	Amount
Balance,
December 31, 2005	1,071,264	$5,326,320	$6,277,784	$(974,637)	$(26,966)	10,632,501

Stock dividend in the form of a 5-for-4 stock split	267,841	1,339,105	(1,339,105)			—

Costs associated with stock offering			(17,000)			(17,000)

Net income				501,747		501,747

Other comprehensive income net of tax					12,278	12,278

Comprehensive income						514,025

Stock-based employee compensation			96,186			96,186

Balance,
December 31, 2006	1,339,105	6,695,425	5,017,865	(472,890)	(14,688)	11,225,712

Issuance of stock	1,339,100	6,695,600	6,494,535			13,190,135

Costs associated with stock offering			(928,108)			(928,108)

Net income				829,263		829,263

Other comprehensive income, net of tax					28,472	28,472

Comprehensive income						857,735

Stock-based employee compensation			128,248			128,248

Balance,
December 31, 2007	2,678,205	$13,391,025	$10,712,540	$356,373	$13,784	$24,473,722

The accompanying notes are an integral part of the financial statements

ALLIANCE BANK & TRUST COMPANY

Statements of Cash Flows

For the years ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net income	$829,263	$501,747
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	572,898	501,391
Depreciation and amortization expense	141,824	83,522
Discount accretion and premium amortization	249,004	(3,342)
(Gain) loss on sale of other real estate	(40,242)	47,832
Deferred income tax benefit	27,916	190,606
Increase in accrued interest receivable	(152,263)	(229,237)
Increase (decrease) in accrued interest payable	(16,568)	44,784
(Increase) decrease in other assets	(29,398)	(137,974)
Increase (decrease) in other liabilities	(48,887)	219,689
Stock-based compensation expense	128,248	96,186

Net cash provided by operating activities	1,661,795	1,315,204

Cash flows from investing activities:
Purchases of securities available-for-sale	(2,971,553)	(644,909)
Calls and maturities of securities available-for-sale	1,500,000	292,861
Purchases of nonmarketable equity securities	(642,000)	(101,600)
Net increase in loans receivable	(29,076,671)	(32,348,569)
Purchases of premises, furniture and equipment	(1,352,522)	(1,443,997)
Disposal of fixed assets	25,227	—
Proceeds from sale of other real estate	700,994	179,623

Net cash used by investing activities	(31,816,525)	(34,066,591)

Cash flows from financing activities:
Net increase in demand deposits, interest-bearing transaction accounts and savings accounts	5,594,365	22,809,342
Net increase in certificates of deposit and other time deposits	645,034	17,345,464
Increase (decrease) in federal funds purchased	2,649,387	(1,323,460)
Proceeds from Federal Home Loan Bank advances	13,000,000	—
Issuance of common stock	13,190,135	—
Stock issuance costs	(928,108)	(17,000)

Net cash provided by financing activities	34,150,813	38,814,346

Net increase in cash and cash equivalents	3,996,083	6,062,959

Cash and cash equivalents, beginning of year	14,464,533	8,401,574

Cash and cash equivalents, end of year	$18,460,616	$14,464,533

The accompanying notes are an integral part of the financial statements

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – Alliance Bank and Trust Company (the Company) was incorporated in North Carolina and commenced business on September 8, 2004. The principal business activity of the Company is to provide commercial banking services to domestic markets, principally in Gaston and Cleveland counties in North Carolina. The Bank is a state-chartered bank, and its deposits are insured by the Federal Deposit Insurance Corporation (FDIC).

The Company completed a stock offering during the first quarter of 2007 whereby 1,339,100 shares of the Company’s common stock were issued at an offering price of $9.85 per share. The gross proceeds from the offering were $13,190,135 and expenses related to the offering totaled $928,108. The proceeds will be used for general corporate purposes. The net proceeds will provide additional capital to support our growth in deposits, to increase lending limits, to fund future branch expansion and to enhance the Company’s competitive posture.

Management’s Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans, including valuation allowances for impaired loans, and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties. Management must also make estimates in determining the estimated useful lives and methods for depreciating premises and equipment.

While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for losses on loans. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for losses on loans may change materially in the near term.

Concentrations of Credit Risk – Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of loans receivable, investment securities, federal funds sold and amounts due from banks.

The Company makes loans to individuals and small businesses for various personal and commercial purposes primarily in Gaston and Cleveland counties in North Carolina. The Company’s loan portfolio is not concentrated in loans to any single borrower or a relatively small number of borrowers. Additionally, management is not aware of any concentrations of loans to classes of borrowers or industries that would be similarly affected by economic conditions.

In addition to monitoring potential concentrations of loans to particular borrowers or groups of borrowers, industries and geographic regions, management monitors exposure to credit risk from concentrations of lending products and practices such as loans that subject borrowers to substantial payment increases (e.g. principal deferral periods, loans with initial interest-only periods, etc), and loans with high loan-to-value ratios. Management has determined that there is no concentration of credit risk associated with its lending policies or practices. Additionally, there are industry practices that could subject the Company to increased credit risk should economic conditions change over the course of a loan’s life. For example, the Company makes variable rate loans and fixed rate principal-amortizing loans with maturities prior to the loan being fully paid (i.e. balloon payment loans). These loans are underwritten and monitored to manage the associated risks. Therefore, management believes that these particular practices do not subject the Company to unusual credit risk.

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

The Company’s investment portfolio consists principally of obligations of the United States, and its agencies or its corporations. In the opinion of Management, there is no concentration of credit risk in its investment portfolio. The Company places its deposits and correspondent accounts with and sells its federal funds to high quality institutions. Management believes credit risk associated with correspondent accounts is not significant.

Securities Available-for-Sale – Securities available-for-sale are carried at amortized cost and adjusted to estimated market value by recognizing the aggregate unrealized gains or losses in a valuation account. Aggregate market valuation adjustments are recorded in shareholders’ equity net of deferred income taxes. Reductions in market value considered by management to be other than temporary are reported as a realized loss and a reduction in the cost basis of the security. The adjusted cost basis of investments available-for-sale is determined by specific identification and is used in computing the gain or loss upon sale.

Nonmarketable Equity Securities – Nonmarketable equity securities include the cost of the Company’s investment in the stock of Federal Home Loan Bank and Community Bankers Bank. These stocks have no quoted market value and no ready market for them exists. Investments in the Federal Home Loan Bank is a condition of borrowing from the Federal Home Loan Bank, and the stock is pledged to collateralize such borrowings. At December 31, 2007 and 2006, the Company’s investment in Federal Home Loan Bank stock was $787,000 and $145,000, respectively. At December 31, 2007 and 2006, investment in Community Bankers Bank was $45,180.

Loans Receivable – Loans are stated at their unpaid principal balance. Interest income is computed using the simple interest method and is recorded in the period earned.

When serious doubt exists as to the collectibility of a loan or when a loan becomes contractually 90 days past due as to principal or interest, interest income is generally discontinued unless the estimated net realizable value of collateral exceeds the principal balance and accrued interest. When interest accruals are discontinued, income earned but not collected is reversed.

The Company identifies impaired loans through its normal internal loan review process. Loans on the Company’s problem loan watch list are considered potentially impaired loans. These loans are evaluated in determining whether all outstanding principal and interest are expected to be collected at their contractual terms. Loans are not considered impaired if a minimal payment delay occurs and all amounts due, including accrued interest at the contractual interest rate for the period of delay, are expected to be collected consistent with the contract. At December 31, 2007 and 2006, loans in impaired status totaled $863,881 and $678,309, respectively.

Allowance for Loan Losses – An allowance for loan losses is maintained at a level deemed appropriate by management to provide adequately for known and inherent losses in the loan portfolio. The allowance is based upon past loan loss experience, current economic conditions that may affect the borrowers’ ability to pay, and the underlying collateral value of the loans. Loans which are deemed to be uncollectible are charged off and deducted from the allowance. The provision for loan losses and recoveries of loans previously charged off are added to the allowance.

Premises, Furniture and Equipment – Premises, furniture and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed by the straight-line method, based on the estimated useful lives for buildings of 40 years and furniture and equipment of 5 to 10 years. Leasehold improvements are amortized over the life of the leases. The cost of assets sold or otherwise disposed of and the related allowance for depreciation are eliminated from the accounts and the resulting gains or losses are reflected in the income statement when incurred. Maintenance and repairs are charged to current expense. The costs of major renewals and improvements are capitalized.

Other Real Estate Owned – Other real estate owned includes real estate acquired through foreclosure. Other real estate owned is initially recorded at the lower of cost (principal balance of the former loan plus costs of improvements) or estimated fair value. Any write-downs at the dates of foreclosure are charged to the allowance for loan losses. Expenses to maintain such assets, subsequent write-downs, and gains and losses on disposal are included in other expenses.

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Securities Sold Under Agreements to Repurchase – The Bank enters into sales of securities under agreements to repurchase. Fixed-coupon repurchase agreements are treated as financing, with the obligation to repurchase securities sold being reflected as a liability and the securities underlying the agreements remaining as assets.

Income Taxes – Income taxes are the sum of amounts currently payable to taxing authorities and the net changes in income taxes payable or refundable in future years. Income taxes deferred to future years are determined utilizing a liability approach. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax bases of certain assets and liabilities which are principally the allowance for loan losses, depreciable premises and equipment, and the Company’s net operating loss carryforward.

In 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes – an Interpretation of SFAS No. 109.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 also prescribes a recognition threshold and measurement of a tax position taken or expected to be taken in an enterprise’s tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. Accordingly, the Company adopted FIN 48 effective January 1, 2007. The adoption of FIN 48 did not have any impact on the Company’s consolidated financial position.

Advertising Expense – Advertising and public relations costs are generally expensed as incurred. External costs incurred in producing media advertising are expensed the first time the advertising takes place. External costs relating to direct mailing costs are expended in the period in which the direct mailings are sent. Advertising and public relations costs of $65,920 and $62,653 were included in the Company’s results of operations for 2007 and 2006, respectively.

Stock-Based Compensation – The Company accounts for stock options and warrants under the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment.” Compensation expense is recognized as salaries and benefits in the statement of operations.

In calculating the compensation expense for stock options for 2006, the fair value of options granted is estimated as of the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions: dividend yield of 0 percent; expected volatility of 10 percent; risk-free interest rate of 5.00 percent; and expected life of 10 years.

Earnings Per Share – Basic earnings per share represents income available to shareholders divided by the weighted-average number of common shares outstanding during the period. Dilutive earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock method.

Comprehensive Income – Accounting principles generally require that recognized income, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects are as follows for the years ended December 31, 2007 and 2006:

	2007	2006
Unrealized gains (losses) on securities available-for-sale	$46,638	$20,109
Reclassification adjustment for gains realized in net income	—	—

Net unrealized gains (losses) on securities	46,638	20,109
Tax effect	(18,166)	(7,831)

Net-of-tax amount	$28,472	$12,278

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Statement of Cash Flows – For purposes of reporting cash flows in the financial statements, the Company considers certain highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Interest paid on deposits and other borrowings totaled $4,951,119 and $3,711,735 for the year ended December 31, 2007 and 2006 respectively.

During 2007 and 2006, the Company reclassified loans totaling $693,349 and $1,586,300 as foreclosures of real estate, respectively.

Changes in the valuation account of securities available-for-sale, including deferred tax effects, are considered noncash transactions for purposes of the statements of cash flows and are presented in the notes to the financial statements.

Off-Balance-Sheet Financial Instruments – In the ordinary course of business, the Company enters into off-balance-sheet financial instruments consisting of commitments to expend credit and letters of credit. These financial instruments are recorded in the financial statements when they become payable by the customer.

Recent Accounting Pronouncements – The following is a summary of recent authoritative pronouncements that may affect accounting, reporting, and disclosure of financial information by the Company:

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statements on Financial Accounting Standards (”SFAS”) No. 157, “Fair Value Measurements.” SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This standard eliminates inconsistencies found in various prior pronouncements but does not require any new fair value measurements. SFAS 157 is effective for the Company on January 1, 2008 and will not impact the Company’s accounting measurements but it is expected to result in additional disclosures.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS 159”). This statement permits, but does not require, entities to measure many financial instruments at fair value. The objective is to provide entities with an opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Entities electing this option will apply it when the entity first recognizes an eligible instrument and will report unrealized gains and losses on such instruments in current earnings. This statement 1) applies to all entities, 2) specifies certain election dates, 3) can be applied on an instrument-by-instrument basis with some exceptions, 4) is irrevocable and 5) applies only to entire instruments. One exception is demand deposit liabilities which are explicitly excluded as qualifying for fair value. With respect to SFAS 115, available-for-sale and held-to-maturity securities at the effective date are eligible for the fair value option at that date. If the fair value option is elected for those securities at the effective date, cumulative unrealized gains and losses at that date shall be included in the cumulative-effect adjustment and thereafter, such securities will be accounted for as trading securities. SFAS 159 is effective for the Company on January 1, 2008. The Company is currently analyzing the fair value option that is permitted, but not required, under SFAS 159.

In June 2007, the FASB ratified the consensus reached by the EITF with respect to EITF 06-11, “Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards” (“EITF 06-11”). Under EITF 06-11, a realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings and are paid to employees for equity-classified nonvested equity shares, nonvested equity share units and outstanding equity share options should be recognized as an increase in additional paid-in capital. This EITF is to be applied prospectively to the income tax benefits that result from dividends on equity-classified employee share-based payment awards that are declared beginning in 2008, and interim periods within those fiscal years. Early application is permitted. The Company does not believe the adoption of EITF 06-11 will have a material impact on its financial position, results of operations or cash flows.

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Other accounting standards that have been issued or proposed by the PACOB or other standard setting bodies are not expected to have a material impact on the Company’s Financial position, results of operations or cash flows.

Risks and Uncertainties - In the normal course of its business, the Company encounters two significant types of risks: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on different basis than its interest-earning assets. Credit risk is the risk of default on the Company’s loan portfolio that results from borrower’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of real estate held by the Company.

The Company is subject to the regulations of various governmental agencies. These regulations can and do change significantly from period to period. The Company also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions from the regulators’ judgments based on information available to them at the time of their examination.

Reclassifications - Certain captions and amounts in the 2006 financial statements were reclassified to conform with the 2007 presentation.

NOTE 2 - CASH AND DUE FROM BANKS

The Company is required to maintain cash balances with its correspondent banks to cover all cash letter transactions. At December 31, 2007 and 2006, the requirement was met by the cash balance in the vault.

NOTE 3 - INVESTMENT SECURITIES

The amortized cost and estimated fair values of securities available-for-sale were:

	Amortized Cost	Gross Unrealized		Estimated Fair Value
		Gains	Losses
December 31, 2007
Mortgage-backed securities	$3,952,428	$31,357	$8,778	$3,975,007

Total	$3,952,428	$31,357	$8,778	$3,975,007

December 31, 2006
Government-sponsored enterprises	$1,497,452	$—	$14,483	$1,482,969
Mortgage-backed securities	1,232,428	7,052	16,629	1,222,851

Total	$2,729,880	$7,052	$31,112	$2,705,820

The following is a summary of maturities of securities available-for-sale as of December 31, 2007. The amortized cost and estimated fair values are based on the contractual maturity dates. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalty.

	Securities Available-for-Sale
	Amortized Cost	Estimated Fair Value
Due in one year or less	$—	$—
Due after one year but within five years	—	—
Due after five years but within ten years	234,002	233,945
Due after ten years	3,718,426	3,741,062

	$3,952,428	$3,975,007

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 3 - INVESTMENT SECURITIES - continued

The following table shows gross unrealized losses and fair value, aggregated by investment category, and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2007 and 2006:

	Less than twelve months		Twelve months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
December 31, 2007
Mortgage-backed securities	—	—	$556,342	$8,778	$556,342	$8,778

Total	$—	$—	$556,342	$8,778	$556,342	$8,778

December 31, 2006
Government-sponsored enterprises	$—	$—	$1,482,969	$14,483	$1,482,969	$14,483
Mortgage-backed securities	—	—	713,353	16,629	713,353	16,629

Total	$—	$—	$2,196,322	$31,112	$2,196,322	$31,112

Securities classified as available-for-sale are recorded at fair market value. Approximately 40% of the unrealized losses, or two individual securities, consisted of securities in a continuous loss position for twelve months or more at December 31, 2007. The Company has the ability and intent to hold these securities until such time as the value recovers or the securities mature. The Company believes, based on industry analyst reports and credit ratings, that the deterioration in value is attributable to changes in market interest rates and is not in the credit quality of the issuer and therefore, these losses are not considered other-than-temporary.

At December 31, 2007 and 2006, investment securities with a book value of $573,673 and $411,435 and a market value of $564,844 and $399,056, respectively, were pledged as collateral for the securities sold under agreements to repurchase.

NOTE 4 - LOANS RECEIVABLE

Major classifications of loans receivable at December 31, 2007 and 2006 are summarized as follows:

	2007	2006
Real estate - construction	$26,405,000	$19,701,000
Real estate - mortgage	75,749,000	58,094,000
Commercial and industrial	16,242,000	12,725,000
Consumer and other	1,127,426	972,985

Total gross loans	$119,523,426	$91,492,985

Transactions in the allowance for loan losses for the years ended December 31, 2007 and 2006 are summarized as follows:

	2007	2006
Balance, beginning of year	$1,190,460	$751,605
Provision charged to operations	572,898	501,391
Charge-offs	(393,123)	(62,536)

Balance, end of year	$1,370,235	$1,190,460

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 4 - LOANS RECEIVABLE - continued

At December 31, 2007 and 2006, the Bank had $863,881 and $678,309, respectively, in loans in nonaccrual status. Loans past due ninety days or more and still accruing interest totaled $597,811 as of December 31, 2007 and $396,130 as of December 31, 2006.

At December 31, 2007, the Company had pledged approximately $30,991,435 of loans as collateral for advances from the Federal Home Loan Bank (see note 8).

NOTE 5 - PREMISES, FURNITURE AND EQUIPMENT

Premises, furniture and equipment consisted of the following at December 31, 2007 and 2006:

	2007	2006
Buildings	$1,651,720	$1,592,704
Land	1,014,787	689,098
Leasehold and land improvements	56,156	54,236
Furniture and equipment	519,229	260,369
Software	52,146	40,844
Construction in progress	682,079	24,000
Transportation equipment	37,656	25,227

Total	4,013,773	2,686,478

Less, accumulated depreciation	(298,482)	(156,658)

Premises, furniture and equipment, net	$3,715,291	$2,529,820

Depreciation expense for the years ended December 31, 2007 and 2006 was $141,824 and $83,522, respectively. Construction in progress relates to the construction of our Union Road and Kings Mountain branches. The estimated cost to complete the construction of these two branches is $432,111.

NOTE 6 - DEPOSITS

At December 31, 2007, the scheduled maturities of certificates of deposit and individual retirement accounts were as follows:

Maturing In:	Amount
2008	$58,360,313
2009	1,459,409
2010	885,852
2011	240,272
2012	157,259

Total	$61,103,105

NOTE 7 - FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

The Company had federal funds purchased and securities sold under agreements to repurchase which generally mature within one day. At December 31, 2007 the securities sold under agreements to repurchase totaled $1,110,411. At December 31, 2007, the amortized cost of securities pledged to collateralize the repurchase was $573,672 and the estimated fair value was $564,844. The securities underlying the agreements are held by a third-party custodian. At December 31, 2007, federal funds purchased were $4,500,000.

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 7 - FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE - continued

At December 31, 2006, the securities sold under agreements to repurchase totaled $461,024. At December 31, 2006, the amortized cost of securities pledged to collateralize the repurchase was $411,435 and the estimated fair value was $399,056. The securities underlying the agreements are held by a third-party custodian. At December 31, 2006, federal funds purchased were $2,500,000.

NOTE 8 - ADVANCES FROM THE FEDERAL HOME LOAN BANK

Advances from the Federal Home Loan Bank consisted of the following at December 31, 2007:

Description	Interest Rate	2007
Convertible advances maturing:
December 17, 2009	3.71%	$5,000,000
September 20, 2012	3.86%	8,000,000

		$13,000,000

As collateral, the Company has pledged first mortgage loans on one to four family residential loans totaling $20,951,249, multifamily loans totaling $2,496,500 and commercial real estate loans totaling $7,543,686 at December 31, 2007 (see Note 4). In addition, the Company’s Federal Home Loan Bank stock is pledged to secure the borrowings. Certain advances are subject to prepayment penalties.

NOTE 9 - INCOME TAXES

Income tax expense (benefit) for the years ended December 31, 2007 and 2006 is summarized as follows:

	2007	2006
Current portion
Federal	$415,493	$138,083
State	85,379	6,016

Total current	500,872	144,099

Deferred income tax expense (benefit)	27,916	190,606

Income tax expense (benefit)	$528,788	$334,705

The gross amounts of deferred tax assets and deferred tax liabilities are as follows at December 31, 2007 and 2006:

	2007	2006
Deferred tax assets:
Allowance for loan losses	$273,332	$256,223
Organization and start-up costs	85,287	136,459
Unrealized loss on securities	—	9,371
Nonaccrual interest on loans	11,961	24,645
Stock compensation	55,909	—
Other	17,042	9,045

Total deferred tax assets	443,531	435,743

Deferred tax liabilities:
Accumulated depreciation	70,694	29,471
Unrealized gain on securities	8,794	—
Other	15,614	11,762

Total deferred tax liabilities	95,102	41,233

Net deferred tax asset	$348,429	$394,510

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 9 - INCOME TAXES - continued

Deferred tax assets represent the future tax benefit of deductible differences and, if it is more likely than not that a tax asset will not be realized, a valuation allowance is required to reduce the recorded deferred tax assets to net realizable value. As of December 31, 2007, management believes it will fully realize 100% of the Company’s deferred tax asset.

A reconciliation between the income tax expense and the amount computed by applying the federal statutory rate of 34% to income before income taxes follows:

	For the years ended December 31,
	2007	2006
Tax expense at statutory rate	$461,737	$284,394
State income tax, net of federal income tax benefit	56,350	21,791
Stock compensation expense	15,427	32,703
Other, net	(4,726)	(4,183)

	$528,788	$334,705

The Company had analyzed the tax positions taken or expected to be taken in its tax returns and concluded it has no liability related to uncertain tax positions in accordance with FIN 48.

NOTE 10 - LEASES

The Company leases its Garrison Boulevard branch location. The operating lease had an initial one-year term, with an option to renew which expired October 31, 2006. Under the terms of the lease, the monthly rental payment is $1,334, or $16,008 per year. The Company is currently leasing the property on a month to month basis for $1,334 per month.

The Company also leases its Kings Mountain branch location. The operating lease has a term of two years and three months, expiring on March 31, 2009. Under the terms of the lease, the monthly rental payment is $2,650.00 or $31,800.00 per year.

In a portion of 2006, the Company also leased its Shelby branch location and a separate administrative branch location.

The total lease expense included in the statement of operations for the years ended December 31, 2007 and December 31, 2006 was $39,524 and $60,542, respectively.

NOTE 11 - RELATED PARTY TRANSACTIONS

Certain parties (principally certain directors and executive officers of the Company, their immediate families and business interests) were loan customers of and had other transactions in the normal course of business with the Company. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. As of December 31, 2007 and 2006, the Company had related party loans totaling $6,271,647 and $5,447,362, respectively. Advances on related party loans totaled $2,401,088 and $2,187,407 during 2007 and 2006, respectively. Repayments totaled $1,576,803 and $1,625,268 during 2007 and 2006, respectively.

Deposits by directors, officers and their related interests, as of December 31, 2007 and 2006 approximated $4,361,493 and $4,746,172, respectively.

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 12 - COMMITMENTS AND CONTINGENCIES

The Company is subject to claims and lawsuits which arise primarily in the ordinary course of business. Management is not aware of any legal proceedings which would have a material adverse effect on the financial position or operating results of the Company.

NOTE 13 - STOCK COMPENSATION PLAN

In 2005, the shareholders approved the Incentive Stock Option Plan (Incentive Plan) and the Nonstatutory Stock Option Plan (Nonstatutory Plan). The Incentive Plan provides for the granting of up to 133,845 stock options to purchase shares of the Company’s common stock to officers and employees of the Company. The Company may grant awards for a term of up to ten years from the effective date of the Plan. Options may be exercised up to ten years after the date of grant. The per-share exercise price will be determined by the Option Committee of the Board of Directors, except that the exercise price of an incentive stock option may not be less than fair market value of the common stock on the grant date. At December 31, 2007, 73,280 options had been granted under the Incentive Plan.

The Nonstatutory Plan provides for the granting of up to 133,845 stock options to purchase shares of the Company’s common stock to Directors of the Company. The Company may grant awards for a term of up to ten years from the effective date of the Plan. Options may be exercised up to ten years after the date of grant. The per-share exercise price will be determined by the Board of Directors, except that the exercise price of an incentive stock option may not be less than fair market value of the common stock on the grant date. At December 31, 2007, 133,845 options had been granted under the Nonstatutory Plan.

A summary of the status of our stock option plans as of December 31, 2007 and 2006, and changes during the periods then ended are presented below (all shares have been adjusted for stock dividends):

	December 31, 2007		December 31, 2006
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	207,125	$8.80	—	$—
Granted	—	—	207,125	8.80
Exercised	—	—	—	—
Forfeited	—	—	—	—

Outstanding at end of year	207,125	$8.80	207,125	$8.80

The following table summarizes information about stock options outstanding under the Company’s plan at December 31, 2007:

	Outstanding	Exercisable
Number of options	207,125		—
Weighted average remaining life	8.50 years		N/A
Weighted average exercise price	$8.80	$	N/A

The aggregate intrinsic value (the difference between the Company’s closing stock price on the last trading day of 2007 and the exercise price, multiplied by the number of in-the-money options) for options outstanding and exercisable at December 31, 2007 amounted to $209,196. This amount represents what would have been received by the option holder had all option holders exercised their options on December 31, 2007. This amount changes based on changes in the fair market value of the Company’s stock.

The Company measures the fair value of each option award on the date of grant using the Black-Scholes option pricing model with the following assumptions: the risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of the grant; the dividend yield is based on the Company’s dividend yield at the time of the grant

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 13 - STOCK COMPENSATION PLAN - continued

(subject to adjustment if the dividend yield on the grant date is not expected to approximate the dividend yield over the expected life of the options); the volatility factor is based on the historical volatility of the Company’s stock (subject to adjustment if historical volatility is reasonably expected to differ from the past); the weighted-average expected life is based on the historical behavior of employees related to exercises, forfeitures and cancellations. These assumptions are summarized in Note 1 to these financial statements.

NOTE 14 - EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income by the weighted-average number of common hares outstanding. Diluted earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding and dilutive common share equivalents using the treasury stock method. There were no dilutive common share equivalents outstanding during 2007 and 2006; therefore, basic loss per share and diluted earnings per share were the same. The weighted average number of shares have been adjusted to reflect the stock dividend in the form of a 5-for-4 stock split declared in 2006.

	2007	2006
Basic earnings per share computation:
Net earnings available to common shareholders	$829,263	$501,747

Average common shares outstanding - basic	2,564,472	1,339,105

Basic net earnings per share	$0.32	$0.37

	2007	2006
Diluted earnings per share computation:
Net earnings available to common shareholders	$829,263	$501,747

Average common shares outstanding - basic	2,564,472	1,339,105
Incremental shares from assumed conversions:
Stock options	—	—

Average common shares outstanding - diluted	2,564,472	1,339,105

Diluted earnings per share	$0.32	$0.37

NOTE 15 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct adverse material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital consists of common shareholders’ equity, excluding the unrealized gain or loss on securities available-for-sale, minus certain intangible assets. Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital. The regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 15 - REGULATORY MATTERS - continued

The Bank is also required to maintain capital at a minimum level based on total assets, which is known as the leverage ratio. Only the strongest banks are allowed to maintain capital at the minimum requirement of 3%. All others are subject to maintaining ratios 1% to 2% above the minimum.

As of December 31, 2007, management believes it is categorized as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events that management believes have changed the Bank’s category.

The following table summarizes the capital amounts and ratios of the Bank and the regulatory minimum requirements at December 31, 2007 and 2006.

	Actual		For Capital Adequacy Purposes		To Be Well- Capitalized Under Prompt Corrective Action Provisions
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2007
Total capital (to risk-weighted assets)	$25,822	22.39%	$9,226	8.00%	$11,532	10.00%
Tier 1 capital (to risk-weighted assets)	24,460	21.21%	4,613	4.00%	6,918	6.00%
Tier 1 capital (to average assets)	24,460	17.28%	5,662	4.00%	7,077	5.00%

December 31, 2006
Total capital (to risk-weighted assets)	$12,316	13.79%	$7,143	8.00%	$8,929	10.00%
Tier 1 capital (to risk-weighted assets)	11,240	12.59%	3,571	4.00%	5,357	6.00%
Tier 1 capital (to average assets)	11,240	10.16%	4,423	4.00%	5,529	5.00%

NOTE 16 - UNUSED LINES OF CREDIT

At December 31, 2007, the Company had lines of credit to purchase federal funds up to $21,400,000 from unrelated financial institutions. At December 31, 2007, the Company had borrowed $4,500,000 on these lines. Under the terms of the arrangements, the Company may borrow at mutually agreed-upon rates for periods varying from one to thirty days. The Company also has a line of credit to borrow funds from the Federal Home Loan Bank up to 15% of the Bank’s total assets, which totaled $22,082,326 as of December 31, 2007. As of December 31, 2007, the Bank had $13,000,000 in advances on this line.

NOTE 17 - RESTRICTIONS ON DIVIDENDS, LOANS, OR ADVANCES

The Company, as a North Carolina banking corporation, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the Bank.

NOTE 18 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Company’s exposure to credit loss in the event of nonperformance by the other party to the instrument is represented by the contractual notional amount of the instrument. Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company uses the same credit policies in making commitments to extend credit as it does for on-balance-sheet instruments. Letters of credit are conditional commitments issued to guarantee a customer’s performance to a third party and have essentially the same credit risk as other lending facilities.

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 18 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK - continued

Collateral held for commitments to extend credit and letters of credit varies but may include accounts receivable, inventory, property, plant, equipment and income-producing commercial properties.

The following table summarizes the Company’s off-balance-sheet financial instruments whose contract amounts represent credit risk at December 31, 2007 and 2006:

	2007	2006
Commitments to extend credit	$13,963,000	$27,873,000
Financial standby letters of credit	80,000	39,000

	$14,043,000	$27,912,000

NOTE 19 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instruments. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Cash and Due from Banks - The carrying amount is a reasonable estimate of fair value.

Federal Funds Sold - Federal funds sold are for a term of one day, and the carrying amount approximates the fair value.

Investment Securities - The fair values of securities available-for-sale equal the carrying amounts, which are the quoted market prices. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities. The carrying value of nonmarketable equity securities approximates the fair value since no ready market exists for the stocks.

Loans Receivable - For certain categories of loans, such as variable rate loans which are repriced frequently and have no significant change in credit risk, fair values are based on the carrying amounts. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposits - The fair value of demand deposits, savings, and money market accounts is the amount payable on demand at the reporting date. The fair values of certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to a schedule of aggregated expected maturities.

Federal Funds Purchased and Securities Sold Under Agreements to Repurchase - The carrying amount is a reasonable estimate of fair value because these instruments typically have terms of one day.

Advances from the Federal Home Loan Bank – The carrying amounts of variable rate borrowings are reasonable estimates of fair value because they can be repriced frequently. The fair values of fixed rate borrowings are estimated using a discounted cash flow calculation that applies the Company’s current borrowing rate from the Federal Home Loan Bank.

Accrued Interest Receivable and Payable - The carrying value of these instruments is a reasonable estimate of fair value.

Off-Balance-Sheet Financial Instruments - In the ordinary course of business, the Company enters into off-balance-sheet financial instruments consisting of commitments to extend credit and letters of credit. These financial instruments are recorded in the financial statements when they become payable by the customer.

ALLIANCE BANK & TRUST COMPANY

Notes to Financial Statements

NOTE 19 - FAIR VALUE OF FINANCIAL INSTRUMENTS - continued

The carrying values and estimated fair values of the Company’s financial instruments are as follows:

	December 31, 2007		December 31, 2006
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial Assets:
Cash and due from banks	$4,233,921	$4,233,921	$3,565,898	$3,565,898
Federal funds sold	14,226,695	14,226,695	10,898,635	10,898,635
Securities available-for-sale	3,975,007	3,975,007	2,705,820	2,705,820
Nonmarketable equity securities	832,180	832,180	190,180	190,180
Loans receivable, net	118,153,191	118,383,658	90,302,525	90,302,525
Accrued interest receivable	724,562	724,562	572,299	572,299
Financial Liabilities:
Demand deposit, interest-bearing transaction, and savings accounts	42,682,378	42,682,378	37,088,013	37,088,013
Certificates of deposit and other time deposits	61,103,105	61,485,438	60,458,071	60,407,789
Federal funds purchased and securities sold under agreements to repurchase	5,610,411	5,610,411	2,961,024	2,961,024
Federal Home Loan Bank advances	13,000,000	13,000,000	—	—
Accrued interest payable	80,775	80,775	97,343	97,343

	Notional Amount	Estimated Fair Value	Notional Amount	Estimated Fair Value
Off-Balance Sheet Financial Instruments:
Commitments to extend credit	$13,963,000	$—	$27,873,000	$—
Financial standby letters of credit	80,000	—	39,000	—

ALLIANCE BANK & TRUST COMPANY

ITEM 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 8A(T)	CONTROLS AND PROCEDURES

(a)	As of the end of the period covered by this report, the Bank carried out an evaluation, under the supervision and with the participation of the Bank’s management, including the Bank’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the Bank’s disclosure controls and procedures (as defined in Rule 13a-15(e)) pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, the Bank’s Chief Executive Officer and Chief Financial Officer have concluded that the Bank’s disclosure controls and procedures are effective.

(b)	Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in the Exchange Act Rules 13a-15(f). A system of internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Under the supervision and with the participation of management, including the principal executive officer and the principal financial officer, the Company’s management has evaluated the effectiveness of its internal control over financial reporting as of December 31, 2007 based on the criteria established in a report entitled “Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission” and the interpretive guidance issued by the Commission in Release No. 34-55929. Based on this evaluation, the Company’s internal control over financial reporting was effective as of December 31, 2007.

The Company is continuously seeking to improve the efficiency and effectiveness of its operations and of its internal controls. This results in modifications to its processes throughout the Company. However, there has been no change in its internal control over financial reporting that occurred during the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect the Company’s internal control over financial reporting.

This annual report does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting. The Company’s registered public accounting firm was not required to issue an attestation on its internal controls over financial reporting pursuant to temporary rules of the Securities and Exchange Commission.

ITEM 8B.	OTHER INFORMATION

None.

PART III

ITEM 9.	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND CORPORATE GOVERNANCE; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The Bank’s bylaws provide that its Board shall consist of between nine (9) and twenty-five (25) members divided into three classes in as equal number as possible. Such classes shall be elected to staggered three (3) year terms. The Board has set the number of directors of the Bank at fifteen (15).

Name and Age	Position Held	Director Since/Term Expires	Principal Occupation and Business Experience During Past 5 Years
Kenneth Appling (46)	Director	2004/2009	President, Appling Boring Company, Forest City, NC, 1987-present (commercial pipe installation and horizontal boring)

Kelvin C. Harris, M.D. (47)	Director	2004/2010	Gaston Women’s Healthcare Company, Gastonia, NC, 1990-present (obstetrics and gynecology)

Jerry L. Kellar (72)	Director	2004/2010	President, The Kellar Group, Gastonia, NC, 1962-present (real estate development/management)

Susan J. Joyner (54)	Director	2004/2009	Tally Ho Clothier, Inc., Gastonia, NC, 1985-present (women’s apparel)

William J. McLean (43)	Director	2004/2008	McLean & Sons Funeral Home, Gastonia, NC, 1983-present (owner)

Gerald F. McSwain (64)	Director	2004/2009	President, McSwain Communications, Inc., Gastonia, NC, 1993-present (owner and operator of radio stations)

Joseph H. Morgan (43)	Director	2004/2010	President, J. Morgan Company, Shelby, NC, 1983-present (plastic recycling company)

Lawrence H. Pearson, M.D. (57)	Director	2004/2009	Cleveland Dermatology, P.A., Shelby, NC, 1983-present

Carl J. Stewart, Jr., Esq. (71)	Director	2004/2010	Attorney at Law, Gastonia, NC, 1961-present

Wayne F. Shovelin (63)	Chairman	2004/2009	President & CEO, CaroMont Health/Gaston Memorial Hospital, Gastonia, NC, 1976-present

G. William Sudyk (59)	Director, President & CEO	2004/2008	President & CEO of Alliance Bank & Trust Company, Gastonia, NC, 2004-present; EVP, SouthTrust Bank, Gastonia, NC 1996-2004

H. Gene Washburn, M.D. (76)	Director	2004/2009	Retired Physician, Boiling Springs, NC, 1962-1999 (general family practice)

John H. Whaley (63)	Director	2004/2010	President, Whaley Carpet, Shelby, NC, 1970-present (retail carpet/floorings)

David W. White (57)	Director	2004/2008	President, White Investments of Shelby, LLC, Shelby, NC, 1988-present (real estate development/management)

Jack R. Williams (64)	Director	2004/2009	President, Lake Cruises, Inc. and Premier Land Co., Mooresville, NC, 1992-present (Catawba Queen operator and land development)

Director Relationships

No director or nominee is a director of any other corporation with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any corporation registered as an investment company under the Investment Company Act of 1940.

There are no family relationships among directors and executive officers.

Executive Officers

Set forth below is certain information regarding the Bank’s Executive Officers.

Name	Age	Position with Bank	Business Experience
G. William Sudyk	58	President, Chief Executive Officer and Director	Executive Vice President, SouthTrust Bank, responsible for total bank operations for western North Carolina. Commenced banking career in 1972 and has held executive positions in commercial banking since 1986.

Daniel C. Ayscue	42	Executive Vice President, Chief Financial Officer and Chief Operations Officer	Group Vice President of Corporate Lending, SouthTrust Bank. Commenced banking career in 1990. Active member of the Gaston County Chamber of Commerce subcommittee, The Public/Private Partnership.

Matthew J. Triplett	36	Senior Vice President, Chief Credit Officer and Market Executive Shelby	Vice President and Commercial Account Manager, SouthTrust Bank. Commenced banking career in 1995 as a loan development officer in Shelby.

Eric Dixon	45	Senior Vice President, Senior Commercial Lender and Market Executive Gastonia	Vice President of Lending, SouthTrust Bank. Twenty-plus years in banking.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Bank are required by federal law to file reports with the FDIC regarding the amount of and changes in their beneficial ownership of the Bank’s common stock. To the best of the Bank’s knowledge, all such ownership reports have been timely filed and the ownership status of the Bank’s common stock is current.

The Registrant has a Code of Ethics that is applicable, among others, to its principal executive officer and principal financial officer. The Registrant’s Code of Ethics will be provided to any person upon written request made to G. William Sudyk, President, Alliance Bank & Trust Company, 292 W. Main Avenue, Gastonia, NC 28052.

There have been no material changes to the procedures by which security holders may recommend nominees to the Bank’s Board of Directors since the Bank last provided disclosure regarding the Nominating Committee and the process for submitting shareholder nominations.

Audit Committee. The members of the Audit Committee in 2007 were Gerald F. McSwain – Chair, Jack R. Williams and Joseph H. Morgan. Although the Bank’s common stock is not listed for trading on Nasdaq, the Audit Committee members are “independent” and “financially literate” as defined by the Nasdaq listing standards. The Audit Committee has not appointed an “audit committee financial expert,” because no member of the Audit

Committee meets the criteria to be deemed an “audit committee financial expert.” The Audit Committee has not adopted a formal written charter.

ITEM 10.	EXECUTIVE COMPENSATION

The following table shows cash and certain other compensation paid to or received or deferred by G. William Sudyk, Daniel C. Ayscue, Matthew J. Triplett and Eric Dixon for services rendered in all capacities during 2007. No other current executive officer of the Bank received compensation for 2007 which exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus	Option Awards(1)		Non-Equity Incentive Plan Compensation		Nonqualified Deferred Compensation Earnings	All Other Compensation(2)		Total
G. William Sudyk, President and CEO	2007 2006	$ $	152,409 146,875	$ $	$ $	0 8,862	$ $	48,517 81,646	$ $	$ $	20,055 17,355	$ $	220,981 254,738

Daniel C. Ayscue, Executive Vice President	2007 2006	$ $	117,408 110,473	$ $	$ $	0 7,929	$ $	29,972 48,732	$ $	$ $	17,327 15,312	$ $	164,707 182,446

Matthew J. Triplett, Senior Vice President	2007 2006	$ $	87,599 80,870	$ $	$ $	0 5,597	$ $	12,994 19,967	$ $	$ $	15,463 13,485	$ $	116,056 119,920

Eric Dixon, Senior Vice President	2007 2006	$ $	99,609 94,027	$ $	$ $	0 5,597	$ $	14,523 20,901	$ $	$ $	15,872 13,926	$ $	130,004 134,450

(1)	Calculated in accordance with FAS 123R.
(2)	Includes 401(k) contributions and the dollar value of premiums paid on behalf of the named officer for group term life, health and dental insurance. In addition to compensation paid in cash, the Bank’s executive officers receive certain personal benefits. However, the aggregate value of such non-cash benefits received by Messrs. Sudyk, Ayscue, Triplett and Dixon did not exceed $10,000.

Executive Compensation

The bank has entered into employment agreements with G. William Sudyk as its President and Chief Executive Officer, Daniel C. Ayscue as its Executive Vice President, Matthew J. Triplett as a Senior Vice President and Eric Dixon as a Senior Vice President. The employment agreements establish the duties and compensation of each of the officers and provide for the officers’ continued employment with the Bank. The Employment Agreements provide for an initial term of employment of one year, with provisions for one year extensions on each anniversary of the date of execution. They also provide that each officer may be terminated for “cause” (as defined in the Employment Agreements) by the Bank, and may otherwise be terminated by the Bank (subject to vested rights) or by each officer.

The Employment Agreements provide for annual base salary to be reviewed by the Board of Directors not less often than annually. In addition, the Employment Agreements provide for discretionary bonuses, participation in other pension and profit-sharing retirement plans maintained by the Bank on behalf of its employees, as well as fringe benefits normally associated with the officers’ respective offices or made available to all other employees.

The Employment Agreements provide that in the event of a “termination event” within eighteen months after a change in control of the Bank the employee shall be able to terminate the agreement and receive 299% of his base amount of compensation. A “termination event” will occur if (i) the employee is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status at the time of the change in control or with his reporting responsibilities or title with the Bank in effect at the time of the change in control; (ii) the employee’s annual base salary rate is reduced below the annual amount in effect as of the change in control; (iii) the employee’s life insurance, medical or hospitalization insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Bank to the employee as of the date of the change in control are reduced in their level, scope or coverage, or any such insurance, plans or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to the change in control; or (iv) the employee is transferred to a location outside of Gastonia, North Carolina in the case of Messrs. Sudyk, Ayscue and Dixon and Shelby, North Carolina in the case of Mr. Triplett, without the employee’s express written consent. A change in control of the Bank will occur if (i) any individual or entity, directly or indirectly, acquires beneficial ownership of voting securities or acquires irrevocable proxies or any combination of voting securities and irrevocable proxies, representing 50% or more of any class of voting securities or the Bank, or acquires control in any manner of the election of a majority of the directors of the Bank; (ii) the Bank is consolidated or merged with or into another corporation, association or entity where the Bank is not the surviving corporation; or (iii) all or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group. The Employment Agreements also provide for restrictions on each officer’s right to compete with the Bank for a period of one year after termination of employment. Such noncompete restrictions do not apply if the officer is terminated with cause. In the event, the employee’s employment is terminated and the employee is not entitled to any further benefits, the Employment Agreements provide that the employee shall continue to receive salary compensation for an additional twelve months provided the employee abides by the noncompete restrictions. If after the expiration of the noncompete restrictions, the employee has not obtained new employment with another financial institution, the Bank shall pay the employee as additional compensation his regular salary until he secures new employment or the expiration of six months, whichever is earlier. As of December 31, 2007, the value of the lump sum payment that would have been payable to Messrs. Sudyk, Ayscue, Triplett and Dixon upon the occurrence of a “change in control” followed by a termination event would have been approximately $489,195, $353,959, $247,796 and $272,361 respectively.

Non-Equity Incentive Plan

The Alliance Bank & Trust Company 2007 Incentive Plan is based upon a numerical matrix tied to certain performance criteria of the Bank. The Matrix is weighted on the Banks performance in the areas of asset quality, portfolio yield, and loan/deposit growth. Payouts are based on a percentage of goal attainment times the officer’s base salary at the prior year end. For instance, under the matrix for the year ended 2007, the Bank obtained 71% of its performance goals as weighted by the matrix. Based on that percentage obtainment and as an example, Mr. Sudyk received an incentive award of $48,517, which was 32.7% of his 2006 year end salary. The following table reflects the estimated non-equity incentive plan compensation that might have been payable to the executive officers in the event that minimum, targeted and maximum incentive goals were reached under the Bank’s 2007 Incentive Plan.

GRANTS OF PLAN-BASED AWARDS

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Name	Grant Date	Threshold	Target	Maximum
G. William Sudyk	1/30/2007	$37,000	$74,000	$111,000

Daniel C. Ayscue	1/30/2007	$22,800	$45,600	$68,400

Matthew J. Triplett	1/30/2007	$8,500	$21,250	$42,500

Eric L. Dixon	1/30/2007	$9,500	$23,750	$47,500

Stock Options

At the Bank’s 2005 Annual Meeting, the shareholders approved the adoption of the Alliance Bank & Trust Company 2005 Incentive Stock Option Plan, which provides for the issuance of incentive stock options, as defined in Section 422 of the Code. The Incentive Plan provides for the grant of stock options covering up to 133,845 shares of the Bank’s common stock, as adjusted following the 5-for-4 stock split effected in the form of a 25% stock dividend in May 2006 and subject to adjustment for further stock dividends, stock splits or similar changes in capitalization.

Stock options are periodically granted under the Incentive Plan to executive officers and other employees. As of May 1, 2006 options to purchase 73,280 shares of our common stock were granted to employees of the Bank under the Incentive Plan with an exercise price of $8.80 per share. All stock options authorized under the Incentive Plan are required to be granted with an exercise price not less than 100% of fair market value of our common stock on the date of the grant.

The following table sets forth information regarding equity awards granted to Messrs. Sudyk, Ayscue and Triplett that were outstanding as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Options Unexerciseable	Option Exercise Price	Option Expiration Date
G. William Sudyk	0	19,072	$8.80	May 1, 2016
Daniel C. Ayscue	0	17,065	$8.80	May 1, 2016
Matthew J. Triplett	0	12,046	$8.80	May 1, 2016
Eric Dixon	0	12,046	$8.80	May 1, 2016

401(k) Savings Plan

The Bank has a 401(k) Plan covering employees. The Bank makes matching contributions on the first 3% of an employee’s compensation which is contributed to the 401(k) Plan. On employee contributions that exceed 3% of such employee’s compensation, the Bank makes matching contributions equal to 50% of such employee contributions up to an additional 1.5% of such employee’s compensation.

Non-Employee Director Compensation

The following table presents a summary of all compensation paid by the Bank to its non-employee directors for their service as such during the year ended December 31, 2007.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Kenneth Appling	$3,300	$9,365	—	$12,665

Kelvin C. Harris, M.D.	$2,800	$1,493	—	$4,293

Susan J. Joyner	$2,450	$2,473	—	$4,923

Jerry L. Kellar	$3,000	$3,410	—	$6,410

William J. McLean, III	$2,000	$3,382	—	$5,382

Gerald F. McSwain	$3,200	$2,095	—	$5,295

Joseph H. Morgan	$2,650	$3,634	—	$6,284

Name	Fees Earned	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Lawrence H. Pearson, M.D.	$3,100	$5,689	—	$8,789

Herman E. Ratchford	$1,300	$3,075	—	$4,375

Wayne F. Shovelin	$5,250	$7,398	—	$12,648

Carl J. Stewart, Jr., Esq.	$2,750	$1,397	—	$4,147

H. Gene Washburn, M.D.	$4,100	$1,952	—	$6,052

John H. Whaley	$4,550	$3,844	—	$8,394

David W. White	$2,300	$6,304	—	$8,604

Jack R. Williams	$1,650	$2,012	—	$3,662

(1)	Calculated in accordance with FAS 123R.

Board Fees. Non-employee directors received cash compensation for attendance at meetings of the Board and committee meetings during 2007. As of December 31, 2007, each director received $300.00 and the chairperson received $500.00 per board meeting attended. Each director received $150.00 and the chairperson received $200.00 per committee meeting attended. Mr. Sudyk did not receive any fees for his attendance at board meetings.

2005 Nonstatutory Stock Option Plan. The shareholders of the Bank approved the Alliance Bank & Trust Company 2005 Nonstatutory Stock Option Plan for Directors at the 2005 Annual Meeting of Shareholders. Following this approval, options to purchase 133,845 (as adjusted for the 5-for-4 stock split effected in the form of a 25% stock dividend in May 2006) shares of the Bank’s common stock were made available for issuance to members of the Bank’s Board of Directors under the Nonstatutory Plan. As of May 1, 2006, all options were granted under the Nonstatutory Plan to the Bank’s non-employee directors.

ITEM 11.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT RELATED STOCKHOLDER MATTERS

Stock Option Plans

Set forth below is certain information regarding the Registrant’s various stock option plans.

Equity Compensation Plan Information

Plan Category	No. of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	207,125	$8.80	60,565

Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	207,125	$8.80	60,565

As of December 31, 2007, the shareholders identified in the following table beneficially owned more than 5% of the Bank’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Financial Stocks Capital Partners IV, LP Cincinnati, OH	225,250	8.41

Mutual Financial Services Fund Short Hills, NJ	226,100	8.44

As of December 31, 2007, the beneficial ownership of the Bank’s common stock, by directors individually, and by directors and executive officers as a group, was as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Kenneth Appling Forest City, NC	42,102		1.57

Daniel C. Ayscue Gastonia, NC	15,288		0.57

Kelvin C. Harris, M.D. Gastonia, NC	7,828		0.29

Susan J. Joyner Gastonia, NC	12,386	(3)	0.46

Jerry L. Kellar Gastonia, NC	15,833	(4)	0.59

William J. McLean, III Gastonia, NC	14,582	(5)	0.54

Gerald F. McSwain Gastonia, NC	14,422	(6)	0.54

Joseph H. Morgan Shelby, NC	30,088	(7)	1.12

Lawrence H. Pearson, M.D. Shelby, NC	30,675		1.14

Wayne F. Shovelin Gastonia, NC	76,158	(8)	2.84

Carl J. Stewart, Jr., Esq. Gastonia, NC	6,908		0.26

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
G. William Sudyk Gastonia, NC	40,087	(9)	1.49

H. Gene Washburn, M.D. Boiling Springs, NC	8,772		0.33

John H. Whaley Shelby, NC	18,531	(10)	0.69

David W. White Shelby, NC	50,840	(11)	1.90

Jack R. Williams Sherills Ford, NC	9,048		0.34

All Directors and Executive Officers as a group (16 persons)(13)	393,548		14.53

(1)	Except as otherwise noted, to the best knowledge of the Bank’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Appling – 38,068 shares; Mr. McLean – 12,500 shares; Mr. Sudyk – 12,500 shares; and Mr. White – 36,250 shares.
(2)	The calculation of the percentage of class beneficially owned by each individual and the group is based, in each case on the sum of (i) a total of 2,678,205 outstanding shares of common stock and (ii) options to purchase shares of common stock which are exercisable within 60 days of the date of this letter application.
(3)	Includes 3,121 shares owned individually by Mrs. Joyner’s spouse.
(4)	Includes 500 shares owned by Mr. Kellar’s minor son.
(5)	Includes 625 shares held by Mr. McLean as custodian for minor children.
(6)	Includes 795 shares owned individually by Mr. McSwain’s spouse.
(7)	Includes 6,023 shares held by a business entity controlled by Mr. Morgan.
(8)	Includes 7,877 shares owned individually by Mr. Shovelin’s spouse and 625 shares owned Mr. Shovelin’s minor son.
(10)	Includes 1,250 shares held by Mr. Sudyk’s minor children.
(11)	Includes 1,250 shares held by Mr. Whaley’s minor son.
(12)	Includes 11,875 shares held by an entity controlled by Mr. White.

ITEM 12.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Indebtedness of and Transactions with Management

The Bank has, and expects in the future to have, transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions will be made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing for comparable transactions with other persons at the time such loans were made, and will not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the management of the Bank, Regulation O has been complied with in its entirety.

The highest average aggregate amount of extensions of credit outstanding to the Bank’s current directors, executive officers and associates thereof during 2007 equaled $6,138,961 which equaled 25.08% of the capital accounts of the Bank on December, 2007. During 2007, the total extensions of credit to any one director did not exceed 10% of the capital accounts of the Bank.

ITEM 13.	EXHIBITS

(a) Exhibits

3.1	Articles of Incorporation of Registrant (incorporated by reference from Registrant’s Form 10-SB as filed with the FDIC on May 2, 2005)

3.2	Bylaws of Registrant (incorporated by reference to Registrant’s Form 10-SB as filed with the FDIC on May 2, 2005)

10.1	2005 Incentive Stock Option Plan (incorporated by reference to Registrant’s Form 10-SB as filed with the FDIC on May 2, 2005)*

10.2	2005 Nonstatutory Stock Option Plan (incorporated by reference to Registrant’s Form 10-SB as filed with the FDIC on May 2, 2005)*

10.3	Form of Employment Agreement*

31.1	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a)

31.2	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a)

32.1	Certification by the Chief Executive Officer pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification by the Chief Financial Officer pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*	Compensatory Plan or Management Contract

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES.

The Bank has paid Elliott Davis fees in connection with its assistance in the Bank’s annual audit and review of the Bank’s financial statements. From time to time, the Bank engages Elliott Davis to assist in other areas of financial planning. The following table sets forth the fees billed or to be billed by the Bank to Elliott Davis in various categories during 2007 and 2006.

Category	2007 Amount Billed	2006 Amount Billed
Audit Fees:	$45,100	$32,000
Audit-Related Fees:	—	17,000
Tax Fees:	5,465	3,795

Total Fees Billed:	$50,565	$52,795

The audit fees include fees for professional services for the audit of the Bank’s financial statements included its Annual Report on Form 10-KSB and review of financial statements included in the Bank’s Quarterly Reports on Form 10-QSB, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

The audit-related fees consisted of fees related to the issuance of the comfort letters associated with the stock offering in 2006.

The tax fees include fees billed for tax compliance, tax advice and tax planning assistance.

All services rendered by Elliott Davis during 2007 and 2006 were subject to pre-approval by the Audit Committee.

Pursuant to the requirements of Section 13 of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE BANK & TRUST COMPANY Registrant

Date: March 27, 2008	By:	/s/ G. William Sudyk
G. William Sudyk
President and Chief Executive Officer

Pursuant to the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

March , 2008
Kenneth Appling, Director

/s/ Daniel C. Ayscue	March 27, 2008
Daniel C. Ayscue, Chief Financial Officer

/s/ Kelvin C. Harris	March 27, 2008
Kelvin C. Harris, Director

/s/ Susan J. Joyner	March 27, 2008
Susan J. Joyner, Director

/s/ Jerry L. Kellar	March 27, 2008
Jerry L. Kellar, Director

March , 2008
William J. McLean, III, Director

/s/ Gerald F. McSwain	March 27, 2008
Gerald F. McSwain, Director

March , 2007
Joseph H. Morgan, Director

/s/ Lawrence H. Pearson	March 27, 2008
Lawrence H. Pearson, M.D., Director

/s/ Wayne F. Shovelin	March 27, 2008
Wayne F. Shovelin., Director

March , 2008
Carl J. Stewart, Jr. Esq., Director

March , 2008
G. William Sudyk, Director, President and CEO

March , 2008
Dr. H. Gene Washburn, Director

/s/ John H. Whaley	March 27, 2008
John H. Whaley, Director

March , 2008
David W. White, Director

March , 2008
Jack R. Williams, Director

EXHIBIT 10.3

FORM OF EMPLOYMENT AGREEMENT

STATE OF NORTH CAROLINA

COUNTY OF GASTON

EMPLOYMENT AGREEMENT

THIS AGREEMENT entered into as of                         , 2006 by and between ALLIANCE BANK & TRUST COMPANY (hereinafter referred to as the “Bank”) and                          (hereinafter referred to as “Officer”).

W I T N E S S E T H:

WHEREAS, the expertise and experience of Officer and his relationships and reputation in the financial institutions industry are extremely valuable to the Bank; and

WHEREAS, it is in the best interests of the Bank and its shareholders to maintain an experienced and sound executive management team to manage the Bank and to further the Bank’s overall strategies to protect and enhance the value of its shareholders’ investments; and

WHEREAS, the Bank and Officer desire to enter into this Agreement to establish the scope, terms and conditions of Officer’s employment by the Bank; and

WHEREAS, the Bank and Officer desire to enter into this Agreement also to provide Officer with security in the event of a change of control of the Bank and to insure the continued loyalty of Officer during any such change of control in order to maximize shareholder value as well as the continued safe and sound operation of the Bank.

NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, the Bank and Officer hereby agree as follows:

1. Employment. The Bank hereby agrees to employ Officer, and Officer hereby agrees to serve as an officer of the Bank, all upon the terms and conditions stated herein. As an officer of the Bank, Officer will (i) serve as                          of the Bank, and (ii) have such other duties and responsibilities, and render to the Bank such other management services, as are customary for persons in Officer’s position with the Bank or as shall otherwise be reasonably assigned to him from time to time by the Bank. Officer shall faithfully and diligently discharge his duties and responsibilities under this Agreement and shall use his best efforts to implement the policies established by the Bank. Officer hereby agrees to devote such number of hours of his working time and endeavors to the employment granted hereunder as Officer and the Bank shall deem to be necessary to discharge his duties hereunder, and, for so long as employment hereunder shall exist, Officer shall not engage in any other occupation which requires a significant amount of Officer’s personal attention during the Bank’s regular business hours or which otherwise interferes with Officer’s attention to or performance of his duties and responsibilities as an officer of the Bank hereunder except with the prior written consent of the Bank. However, nothing herein contained shall restrict or prevent Officer from personally, and for Officer’s own account, trading in stocks, bonds, securities, real estate or other forms of investment for Officer’s own benefit so long as said activities do not interfere with Officer’s attention to or performance of his duties and responsibilities as an officer of the Bank hereunder.

During the term of this Agreement, Officer shall be allowed, in his sole discretion, to maintain his primary work location in Gastonia, North Carolina.

2. Compensation. For all services rendered by Officer to the Bank under this Agreement, the Bank shall pay Officer a base salary at a rate per annum as set forth in Appendix A hereto; such rate shall be reviewed by the Board of directors not less often than annually and may be adjusted from time to time as determined by the Board of Directors or as delegated by the Board of Directors to an appropriate committee of the Board of Directors. Salary paid under this Agreement shall be payable in cash not less frequently than monthly. All compensation hereunder shall be subject to customary withholding taxes and such other employment taxes as are required by law.

3. Participation in Retirement and Employee Benefit Plans; Fringe Benefits. Subject to the terms and conditions of this Agreement, Officer shall be entitled to participate in any and all employee benefit programs and compensation plans from time to time maintained by the Bank and available to all employees of the Bank, all in accordance with the terms and conditions (including eligibility requirements) of such programs and plans of the Bank, resolutions of the Bank’s Board of Directors establishing such programs and plans, and the Bank’s normal practices and established policies regarding such programs and plans.

In addition to the other compensation and benefits described in this Agreement, the Bank shall provide Officer with such other fringe benefits as may be set forth from time to time in Appendix B hereto as may be determined by the Board of Directors or delegated by the Board of Directors to an appropriate committee of the Board of Directors.

4. Term. Unless sooner terminated as provided in this Agreement and subject to the right of either Officer or the Bank to terminate Officer’s employment at any time as provided herein, the initial term of this Agreement and Officer’s employment with the Bank hereunder shall be for a period commencing on the date hereof and continuing for a period of one (1) year (the “Initial Term”). At the end of the Initial Term of this Agreement, the term of this Agreement shall automatically be extended for an additional one (1) year period of time (the “Additional Term”) unless written notice from the Bank or Officer is received sixty (60) days prior to such date notifying the other party that this Agreement shall not be further extended.

5. Confidentiality; Noncompetition. Officer hereby acknowledges and agrees that (i) in the course of his service as an officer of the Bank, he will gain substantial knowledge of and familiarity with the Bank’s customers and its dealings with them, and other information concerning the Bank’s business, all of which constitutes valuable assets and privileged information that is particularly sensitive due to the fiduciary responsibilities inherent in the banking business; and, (ii) in order to protect the Bank’s interest in and to assure it the benefit of its business, it is reasonable and necessary to place certain restrictions on Officer’s ability to compete against the Bank and on his disclosure of information about the Bank’s business and customers. For that purpose, and in consideration of the Bank’s agreements contained herein, Officer covenants and agrees as provided below.

(a) Covenant Not to Compete. During a period of one (1) year following the effective date of termination of this Agreement or Officer’s employment with the Bank for any reason other than for “Cause” as defined in Paragraph 6(d) of this Agreement, Officer will not “Compete” (as defined below), directly or indirectly, with the Bank in Gaston County or Cleveland County, North Carolina, or any county contiguous to Gaston County, or any county contiguous to Cleveland County, North Carolina (the “Relevant Market”).

For the purposes of this Paragraph 5, the following terms shall have the meanings set forth below:

Compete. The term “Compete” means: (i) soliciting or securing deposits from any Person residing in the Relevant Market for any Financial Institution; (ii) soliciting any Person residing in the Relevant Market to become a borrower from any Financial Institution, or assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any such Person; (iii) including or attempting to induce any Person who was a Customer of the Bank on the date of termination of Officer’s employment with the Bank, to change such Customer’s depository, loan and/or other banking relationship from the Bank to another Financial Institution; (iv) acting as a consultant, officer, director, independent contractor, or employee of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, business or operation of any office of such Financial Institution located in the Relevant Market; or (v) communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of the Bank at the date of Officer’s termination of this Agreement.

Customer. The term “Customer” means any Person with whom, as of the effective date of termination of this Agreement or Officer’s employment with the Bank for any reason, the Bank has or has had a depository, loan and/or other banking relationship.

Financial Institution. The term “Financial Institution” means any federal or state chartered bank, savings bank, savings and loan association or credit union, or any holding company for or corporation that owns or controls any such entity, or any other Person engaged in the business of making loans of any type or receiving deposits, other than the Bank.

Person. The term “Person” means any natural person or any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.

(b) Confidentiality Covenant. Officer covenants and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) relating to the Bank and its banking business, regulatory examinations, financial results and condition, lending and deposit operations, customers (including lists of the Bank’s customers and information regarding their accounts and business dealings with the Bank), policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as “Confidential Information”) are proprietary to the Bank and are valuable, special and unique assets of the Bank’s business to which Officer will have access during his employment with the Bank. Officer agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of the Bank, and (ii) at all times during the term of his employment with the Bank and following the termination of this Agreement or his employment for any reason, and except as shall be required in the course of the performance by Officer of his duties on behalf of the Bank or otherwise pursuant to the direct, written authorization of the Bank, Officer will not: divulge any such Confidential Information to any other Person or Financial Institution; remove any such Confidential Information in written or other recorded form from the Bank’s premises; or make any use of any Confidential Information for his own purposes or for the benefit of any Person or Financial Institution other than the Bank. However, following the termination of Officer’s employment with the Bank, this subparagraph (b) shall not apply to any Confidential Information which then is in the public domain (provided that Officer was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without the Bank’s consent), or which is obtained by Officer from a third party which or who is not obligated under an agreement of confidentiality with respect to such information.

(c) Remedies for Breach. Officer understands and agrees that a breach or violation by him of the covenants contained in Paragraph 5(a) of this Agreement will be deemed a material breach of this Agreement and will cause irreparable injury to the Bank, and that it would be difficult to ascertain the amount of monetary damages that would result from any such violation. In the event of Officer’s actual or threatened breach or violation of the covenants contained in Paragraph 5(a), the Bank shall be entitled to bring a civil action seeking an injunction restraining Officer from violating or continuing to violate those covenants or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Officer agrees that, if the Bank institutes any action or proceeding against Officer seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Officer shall be deemed to have waived the claim or defense that the Bank has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by the Bank of any such right, remedy, power or privilege shall not preclude the Bank or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of the Bank.

Notwithstanding anything contained herein to the contrary, Officer agrees that the provisions of Paragraph 5(a) above and the remedies provided in this Paragraph 5(c) for a breach by Officer shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of the Bank under the Trade Secrets Protection Act contained in Article 24, Chapter 66 of the North Carolina General Statutes, or any other state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

(d) Additional Consideration. In consideration of the covenant not to compete contained in Paragraph 5(a) hereof, the Bank agrees that, in the event that Officer’s employment with the Bank is terminated and Officer is not otherwise entitled to salary continuation pursuant to Paragraph 6(d) hereof, then Officer shall be entitled to continue to receive salary compensation at his then current rate for a period of twelve (12) months from the date of termination of employment, provided however that such compensation shall be payable only during such times as Officer is in compliance with the covenants of Paragraph 5(a) hereof. The Bank further agrees that, in the event that Officer is unable, despite his best efforts, to secure employment with a Financial Institution following the expiration of the covenant not to compete contained in Paragraph 5(a) hereof, that Officer shall be entitled to continue to receive salary compensation at his then current rate for the “Additional Period” as such term is defined below. For purposes of this Section 5(d), the “Additional Period” shall commence on the date after the expiration of the covenant not to compete contained in Paragraph 5(a) hereof and shall end on the earlier of: (i) Officer’s commencement of employment with a Financial Institution; or (ii) six (6) months.

(e) Survival of Covenants. Officer’s covenants and agreements and the Bank’s rights and remedies provided for in this Paragraph 5 shall survive any termination of this Agreement or Officer’s employment with the Bank.

6. Termination and Termination Pay.

(a) Officer’s employment under this Agreement may be terminated at any time by Officer upon sixty (60) days written notice to the Bank. Upon such termination, Officer shall be entitled to receive compensation through the effective date of such termination; provided, however, that the Bank, in its sole discretion, may elect for Officer not to serve out part or all of said notice period.

(b) Officer’s employment under this Agreement shall be terminated upon the death of Officer during the term of this Agreement. Upon any such termination, Officer estate shall be entitled to receive any compensation due to Officer computed through the last day of the calendar month in which his death shall have occurred but which remains unpaid.

(c) In the event Officer becomes disabled during the term of his employment hereunder and it is determined by the Bank that Officer is permanently unable to perform his duties under this Agreement, the Bank shall continue to compensate Officer at the level of compensation described in Paragraph 2 above, and shall continue to provide Officer each of the other benefits set forth or described in this Agreement, for the remaining term of this Agreement, less any other payments provided under any disability income plan of the Bank which is applicable to Officer.

(d) The Bank may terminate Officer’s employment at any time for any reason with or without “Cause” (as defined below). Any termination by the Bank other than termination for “Cause”, (as defined below) shall result in Officer’s right to compensation under this Agreement for a period of twelve (12) months from the date of termination at his then current base compensation. Following any termination of Officer’s employment by the Bank for “Cause”, Officer shall have no further rights under this Agreement (including any right to receive compensation or other benefits for any period after such termination).

For purposes of this Paragraph 6(d), the Bank shall have “Cause” to terminate Officer’s employment upon:

(i) A determination by the Bank, in good faith, that Officer (A) has breached in any material respect any of the terms or conditions of this Agreement, or (B) is engaging or has engaged in willful misconduct or conduct which is detrimental to the business prospects of the Bank or which has had or likely will have a material adverse effect on the Bank’s business or reputation. Prior to any termination by the Bank of Officer’s employment for a breach, failure to perform or conduct described in this subparagraph (i), the Bank shall give Officer written notice which describes such breach, failure to perform or conduct and if during a period of five business (5) days following such notice Officer cures or corrects the same to the reasonable satisfaction of the Bank, then this Agreement shall remain in full force and effect. However, notwithstanding the above, if the Bank has given written notice to Officer on a previous occasion of the same or a substantially similar breach, failure to perform or conduct, or of a breach, failure to perform or conduct which the Bank determines in good faith to be of substantially similar import, or if the Bank determines in good faith that the then current breach, failure to perform or conduct is not reasonably curable, then termination under this subparagraph (i) shall be effective immediately and Officer shall have no right to cure such breach, failure to perform or conduct.

(ii) The violation by Officer of any applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over the Bank or any of its affiliates or subsidiaries (a “Regulatory Authority”, including without limitation the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks or any other banking regulator having legal jurisdiction over the Bank), which results from Officer’s gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary or otherwise, to the Bank or any of its affiliates or subsidiaries or to the Bank’s reputation;

(iii) The commission in the course of Officer’s employment with the Bank of an act of fraud, embezzlement, theft or proven personal dishonesty (whether or not resulting in criminal prosecution or conviction);

(iv) The conviction of Officer of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies Officer from serving as an employee or executive officer of, or a party affiliated with, the Bank or its bank holding company;

(v) Officer becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of the Bank’s affairs (or if proceedings for that purpose are commenced) by any Regulatory Authority; and,

(vi) The occurrence of any event believed by the Bank, in good faith, to have resulted in Officer being excluded from coverage, or having coverage limited as to Officer as compared to other covered officers or employees, under the Bank’s then current “blanket bond” or other fidelity bond or insurance policy covering its directors, officers or employees.

7. Additional Regulatory Requirements. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that the Bank (or its successors in interest) shall not be required to make any payment or take any action under this Agreement if (a) the Bank is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner, or if (b) in the opinion of counsel to the Bank such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to the Bank, including without limitation the Federal Deposit Insurance Act and Chapter 53 of the North Carolina General Statutes as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

8. Change in Control

(a) In the event of a “Change in Control” (as defined in Subparagraph (d) below), of the Bank, Officer shall be entitled to terminate this Agreement upon the occurrence within eighteen (18) months following a change in control of any Termination Event as defined in Subparagraph (b) below.

(b) A Termination Event shall mean the occurrence of any of the following events:

(i) Officer is assigned any duties and/or responsibilities that are inconsistent with his position, duties, responsibilities, or status at the time of the Change in Control or with his reporting responsibilities or titles with the Bank in effect at such time;

(ii) Officer’s annual base salary is reduced below the amount in effect as of the effective date of a Change in Control or as the same shall have been increased from time to time following such effective date;

(iii) Officer’s life insurance, medical or hospitalization insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Bank to Officer as of the effective date of the Change in Control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to such Change in Control; or

(iv) Officer is transferred to a location outside of Gastonia, North Carolina, without Officer’s express written consent.

A Termination Event shall be deemed to have occurred on the date such action or event is implemented or takes effect.

(c) In the event that Officer terminates this Agreement or the Bank terminates this Agreement pursuant to this Paragraph 8, the Bank will be obligated to pay or cause to be paid to Officer all amounts due and owing to the end of the term of this Agreement and an amount equal to two hundred ninety-nine percent (299%) of Officer’s “base amount” as defined in Section 28OG(b)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

(d) For the purposes of this Agreement, the term Change in Control shall mean any of the following events:

(i) After the effective date of this Agreement, any “person” (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing fifty percent (50%) or more of any class of voting securities of the Bank, or acquires control of in any manner the election of a majority of the directors of the Bank;

(ii) The Bank consolidates or merges with or into another corporation, association, or entity, or is otherwise reorganized, where the Bank is not the surviving corporation in such transaction; or

(iii) All or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association, or other person, entity, or group.

Notwithstanding the other provisions of this Paragraph 8, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, Officer and the Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement.

(e) Amounts payable pursuant to this Paragraph 8 shall be paid, at the option of Officer either in one lump sum or in equal monthly payments over the remaining term of this Agreement.

(f) Following a Termination Event which gives rise to Officer’s rights hereunder, Officer shall have eighteen (18) months from the date of occurrence of the Termination Event to terminate this Agreement pursuant to this Paragraph 8. Any such termination shall be deemed to have occurred only upon delivery to the Bank or any successor thereto, of written notice of termination which describes the Change in Control and Termination Event. If Officer does not so terminate this Agreement within such eighteen (18) month period, Officer shall thereafter have no further rights hereunder with respect to that Termination Event, but shall retain rights, if any, hereunder with respect to any other Termination Event as to which such period has not expired.

(g) It is the intent of the parties hereto that all payments made pursuant to this Agreement be deductible by the Bank for federal income tax purposes and not result in the imposition of an excise tax on Officer. Notwithstanding anything contained in this Agreement to the contrary, any payments to be made to or for the benefit of Officer which are deemed to be “parachute payments” as that term is defined in Section 28OG(b)(2) of the Code, shall be modified or reduced to the extent deemed to be necessary by the Bank’s Board of Directors to avoid the imposition of an excise tax on Officer under Section 4999 of the Code or the disallowance of a deduction to the Bank under Section 28OG(a) of the Code.

(h) In the event any dispute shall arise between Officer and the Bank as to the terms or interpretation of this Agreement, including this Paragraph 8, whether instituted by formal legal proceedings or otherwise, including any action taken by Officer to enforce the terms of this Paragraph 8 or in defending against any action taken by the Bank, the Bank shall reimburse Officer for all costs and expenses, proceedings or actions, in the event Officer prevails in any such action.

9. Successors and Assigns.

(a) This Agreement shall inure to the benefit of and he binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Bank.

(b) The Bank is contracting for the unique and personal skills of Officer. Therefore, Officer shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

10. Modification; Waiver; Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

11. Applicable Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

13. Compliance with Internal Revenue Code Section 409A. The Bank and Officer intend that their exercise of authority or discretion under this Agreement shall comply with Section 409A of the Internal Revenue Code of 1986. If when Officer’s employment terminates Officer is a specified employee, as defined in Section 409A of the Internal Revenue Code of 1986, and if any payments under this Agreement, including Articles 2, 5 or 8, will result in additional tax or interest to Officer because of Section 409A, then despite any provision of this Agreement to the contrary Officer will not be entitled to the payments until the earliest of (a) the date that is at least six months after termination of Officer’s employment for reasons other than his death, (b) the date of Officer’s death, or (c) any earlier date that does not result in additional tax or interest to Officer under Section 409A. As promptly as possible after the end of the period during which payments are delayed under this provision, the entire amount of the delayed payments shall be paid to Officer in a single lump sum. If any provision of this Agreement does not satisfy the requirements of 409A, such provision shall nevertheless be applied in a manner consistent with those requirements. If any provision of this Agreement would subject Officer to additional tax or interest under Section 409A, the Bank shall reform the provision. However, Officer shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting Officer to additional tax or interest, and the Bank shall not be required to incur any additional compensation expense as a result of the reformed provision. References in this Agreement to Section 409A of the Internal Revenue Code of 1986 include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code Section 409A.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal and in such form as to be binding as of the day and year first hereinabove written.

ALLIANCE BANK & TRUST COMPANY

By:
, Chairman

ATTEST:

, Secretary

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, G. William Sudyk, certify that:

(1)	I have reviewed this annual report on Form 10-KSB of Alliance Bank and Trust Company, a North Carolina bank (the “Registrant”);

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

(4)	The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)	Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

(5)	The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: March 27, 2008	By:	/s/ G. William Sudyk
G. William Sudyk
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Daniel C. Ayscue, certify that:

(1)	I have reviewed this annual report on Form 10-KSB of Alliance Bank and Trust Company, a North Carolina bank (the “Registrant”);

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

(4)	The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)	Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

(5)	The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: March 27, 2008	By:	/s/ Daniel C. Ayscue
Daniel C. Ayscue
Chief Financial Officer

Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his or her knowledge, (i) the Form 10-KSB filed by Alliance Bank and Trust Company (the “Issuer”) for the year ended December 31, 2007, fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

ALLIANCE BANK AND TRUST COMPANY

Date: March 27, 2008	By:	/s/ G. William Sudyk
G. William Sudyk
President and Chief Executive Officer

Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his or her knowledge, (i) the Form 10-KSB filed by Alliance Bank and Trust Company (the “Issuer”) for the year ended December 31, 2007, fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

ALLIANCE BANK AND TRUST COMPANY

Date: March 27, 2008	By:	/s/ Daniel C. Ayscue
Daniel C. Ayscue
Chief Financial Officer